SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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(Amendment No. 1)

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eUniverse, Inc.

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6060 Center Drive, Suite 300

Los Angeles, California 90045

Dear Stockholder:

You are cordially invited to attend the annual meeting of eUniverse, Inc. stockholders on January 29, 2004, at 10:00 a.m. PST, at the Company’s offices located at 6060 Center Drive, Suite 300, Los Angeles, California 90045.

The details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Stockholders are urged to exercise their right to vote and are reminded that shares cannot be voted unless the signed proxy card is returned or other arrangements are made to have the shares represented at the annual meeting. Your vote is important. I urge you to vote your shares as soon as possible.

Sincerely,

Brett C. Brewer President and Principal Executive Officer

Los Angeles, California

December 30, 2003

Your Vote is Important

In order to assure your representation at our annual meeting of stockholders, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope.

eUniverse, Inc.

Notice of 2003 Annual Meeting of Stockholders

Dear Stockholder:

The fiscal year 2003 eUniverse, Inc. annual meeting of stockholders will be held on January 29, 2004, at 10:00 a.m. PST, at the Company’s offices located at 6060 Center Drive, Suite 300, Los Angeles, California 90045. We intend to vote on the following matters at the meeting:

1. To elect four directors to serve until the next annual meeting of stockholders.

2. To approve the issuance of a warrant to VantagePoint if we draw down on a $4 million loan commitment and the modification of the terms of an existing note due to VantagePoint, including the preferred stock issuable on exercise or conversion.

3. To approve amendments to the Series A and Series B Certificates of Designation.

4. To ratify the appointment of Moss Adams LLP as the Company’s independent auditors for fiscal year 2004.

5. To consider and act upon such other matters that may properly be brought before the meeting or any adjournment or postponement.

These items are more fully described in the Proxy Statement accompanying this Notice.

Stockholders of record at the close of business on December 1, 2003, the record date fixed by the Board of Directors, are entitled to receive notice of, attend and vote at the annual meeting. No business other than the proposals described in this Notice is expected to be considered at the annual stockholder meeting.

By Order of the Board of Directors,

Christopher S. Lipp Secretary, Senior Vice President and General Counsel

Los Angeles, California

December 30, 2003

PROXY STATEMENT

FOR

2003 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished to stockholders of eUniverse, Inc., a Delaware corporation (the “Company”, “we” or “our”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) to be voted at the 2003 annual meeting of stockholders and at any adjournment thereof. The annual meeting is being held for the purposes set forth in the accompanying Notice of 2003 Annual Meeting of Stockholders. This proxy statement and the accompanying proxy card and Notice of 2003 Annual Meeting are being provided to stockholders beginning on or about December 30, 2003.

The Company is headquartered at 6060 Center Drive, Suite 300, Los Angeles, California 90045.

Solicitation of Proxies

The enclosed proxy is solicited on behalf of the Board. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail and also may be made by personal interview, telephone and telefax by Company officers, directors and employees. Brokerage houses and nominees will be requested to forward the proxy soliciting material to beneficial owners and to obtain authorization for the execution of proxies.

The Company will, upon request, reimburse such brokerage houses and nominees for their reasonable expenses in forwarding proxy materials to beneficial owners. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of approximately $25,000 plus reimbursement of out-of-pocket expenses.

Voting Securities

Description of Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, $0.001 par value, and 40,000,000 shares of preferred stock, $0.10 par value, of which 10,000,000 shares are designated as Series A 6% Convertible Preferred Stock (“Series A”), $0.10 par value, 4,098,335 shares are designated as Series B Convertible Preferred Stock (“Series B”), $0.10 par value and 20,000,000 are designated as Series C Convertible Preferred stock (“Series C”), $0.10 par value. As of December 1, 2003, the record date for determining stockholders entitled to vote at our annual stockholder meeting, our issued and outstanding capital stock consisted of 28,745,469 shares of common stock, 275,250 shares of Series A preferred stock, 1,923,077 shares of Series B preferred stock and 5,333,333 shares of Series C preferred stock.

Common Stock

Common stockholders are entitled to one vote per share on all matters to be voted upon by the common stockholders.

Preferred Stock

Preferred stockholders are entitled to vote, on an as-converted basis, on all matters to be voted upon by common stockholders. The current conversion rate for the Series A preferred stock is one-for-one plus 6% accretion from April 14, 1999, the current conversion rate for the Series B preferred stock is one-for-one and the current conversion rate for the Series C preferred stock is one-for-one. Accordingly, each holder of Series A preferred stock as of December 1, 2003 is entitled to 1.278 votes per share of Series A preferred stock held, each holder of Series B preferred stock as of December 1, 2003 is entitled to one vote per share of Series B preferred stock held and each holder of Series C preferred stock as of December 1, 2003 is entitled to one vote per share of Series C preferred stock held. The Series A preferred stockholders are entitled to cast 351,770 votes at our annual stockholders meeting, the Series B preferred stockholders are entitled to cast 1,923,077 votes at our annual stockholders meeting and the Series C preferred stockholders are entitled to cast 5,333,333 votes at our annual stockholders meeting. In total, our common and preferred stockholders are entitled to cast 36,353,649 votes at our annual stockholders meeting.

Proposal 1 – To Elect Four Directors to Serve Until the Next Annual Meeting of Stockholders.

Nominees for Election of Directors

The Board proposes the election of Brett Brewer, Daniel Mosher, Lawrence Moreau and Bradley Ward as Company directors, each for a term of office that runs until the 2004 annual stockholders meeting and until his successor has been elected and has qualified. Each of the nominees has served continuously on the Board since the date indicated in the table below. The Board knows of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies may be voted for the election of such other person as the Board may recommend.

Pursuant to the Certificate of Designation of Series B Preferred Stock, 550 Digital Media Ventures Inc. (“550 DMV”), an indirect subsidiary of Sony Corporation of America, the majority holder of our Series B preferred stock, has the exclusive right, voting separately as a single class, to elect two directors in the event the Board consists of six to eight members. 550 DMV has notified the Company that it intends to elect Jeffrey Edell to the Board and leave one Series B Board seat vacant at this time. 550 DMV can fill this Board seat at any time. Pursuant to the Certificate of Designation of Series C Preferred Stock, affiliates of VantagePoint Venture Partners, the sole holders of our Series C preferred stock, have the exclusive right, voting separately as a single class, to elect two directors. VantagePoint has notified the Company that it intends to elect David Carlick and Andrew Sheehan to the Board. If the additional 550 DMV Board seat is filled, the preferred stockholders will have four Board seats out of the eight total Board seats.

Company Directors are elected by a plurality of the votes cast at the annual meeting. Plurality means that the four nominees who receive the largest number of votes cast “FOR” are elected as directors. You may not cast your votes for more than four nominees. Votes withheld and broker non-votes will be counted in determining the presence of a quorum but will not be counted in determining the outcome of the election.

The names and ages of the nominees, their principal occupations or employment during the past five years and other data regarding them, based on information received from the respective nominees, are set forth below:

Name	Age	Principal Occupation	Director Since
Directors nominated by the Board:
Brett Brewer	31	President, eUniverse, Inc.	August 29, 2000

Daniel Mosher	30	Director, Corporate Development, Verisign, Inc.	April 17, 2000

Lawrence Moreau	60	Chairman, Stone Mountain Financial Systems, Inc.	May 27, 2003

Bradley Ward	35	President and Chief Executive Officer, The Game Tree	October 16, 2003

Directors expected to be elected by the Series B and Series C stockholders:
Jeffrey Edell (Series B Director)	46	President and Chief Executive Officer, Showorks Entertainment Group, Inc.	October 14, 2003

David Carlick (Series C Director)	53	Managing Director, VantagePoint Venture Partners	October 31, 2003

Andrew Sheehan (Series C Director)	46	Managing Director, VantagePoint Venture Partners	October 31, 2003

Brett Brewer has served as President and a Director since August 29, 2000. He joined the Company in April 1999 and was named Vice President of its e-Commerce Division in December 1999 and named President of CD Universe, Inc., a subsidiary of eUniverse, in July 2000. Prior to joining eUniverse, Mr. Brewer helped run the Southern California Retail Sales Division of CB Richard Ellis between October 1996 and December 1998. Mr. Brewer received a B.A. degree in business/economics from the University of California at Los Angeles.

Daniel Mosher has served as a Director since December 8, 1999. Mr. Mosher is currently a member of eUniverse’s Audit and Nominating Committees. He is employed as Director of Strategic Development of Verisign, Inc. where he oversees the company’s acquisitions, investments and strategic alliances. Prior to that, Mr. Mosher was employed by Webvan Group, Inc. from May 1999 to May 2001, most recently as Director, Business Development. From January 1998 to May 1999, Mr. Mosher served in the Mergers and Acquisitions Department of Morgan Stanley Dean Witter Technology Group, an investment banking firm. From February 1996 to January 1998, he held several positions in the Corporate Finance Group of Arthur Andersen, focused on technology private placements. Mr. Mosher holds a B.S. degree in business administration from the University of California at Berkeley.

Lawrence Moreau has served as a Director since May 22, 2003. Mr. Moreau is currently a member of the eUniverse’s Audit and Nominating Committees. Mr. Moreau is the Chairman of Stone Mountain Financial Systems, Inc., a private company providing online payment solutions primarily to Internet related retail merchants. Previously, Mr. Moreau founded and served as Chief Executive Officer of Moreau and Company, Inc., a financial consulting firm, and Moreau Capital Corporation, a National Association of Securities Dealers registered investment-banking firm, which specialized in private and public securities offerings. Prior to founding Moreau Capital, Mr. Moreau was a financial principal and on the Board of Directors of H. J. Meyers & Company, a New York Stock Exchange investment banking firm. Previous to his investment-banking career, Mr. Moreau was a Vice President and Special Assistant to the President of Pacific Enterprises, a multi-billion dollar diversified holding company. Prior to joining Pacific Enterprises, Mr. Moreau worked for Touche Ross & Co. (now Deloitte & Touche) for eleven years planning and managing audits of companies in a wide variety of industries. Prior to beginning his professional career, Mr. Moreau served as a commissioned officer in the United States Army during the Vietnam War. Mr. Moreau holds a B.A. in Accounting and a Master’s Degree in Accounting Science from the University of Illinois, Champaign/Urbana. Mr. Moreau was licensed as a Financial Principal and an Operations Principal with the NASD. Mr. Moreau was also an Associate Member of the NYSE and a member of the Securities and Exchange Commission practice section of the American Institute of Certified Public Accountants. For seven years, Mr. Moreau was a member of the Board of Directors of the Los Angeles Venture Capital Association and served as its Chairman for two years. He is a Certified Public Accountant.

Jeffrey Edell has served as a Director since October 14, 2003 and as Chairman of the Board since November 14, 2003. Mr. Edell is currently a member of eUniverse’s Compensation and Audit Committees. Mr. Edell was employed as President and Chief Executive Officer and a director of Soundelux Entertainment Group, Inc., a provider of entertainment content and technologies, from 1995 until 2002. From 1999 to 2002, he was a Director of IVC Industries, Inc. (public ‘IVC’), a manufacturer of vitamins and supplements. Mr. Edell was also the founder, in 1984, of eLabor, Inc., a developer of time and attendance software, where he served as the Chairman and Chief Executive Officer until 1991 and a Director to 2003. From 1995 to 1999, Mr. Edell was the President and Executive Producer of Hastings/Edell Productions, Inc., an independent film company, and from 1992 to 1995, he was a partner at DF & Co. (subsequently Century Business Services, Inc.), an accounting and tax services firm. Mr. Edell became a Certified Public Accountant while at KPMG and he holds a B.S. degree in Commerce from the McIntire School At the University of Virginia. Ernst & Young and NASDAQ named him Entertainment Entrepreneur of the Year 2000. He is a member of the Young Presidents Organization, the Academy of Motion Picture Arts & Sciences and the Academy of Television Arts & Sciences.

Bradley Ward has served as a Director since October 16, 2003. Mr. Ward is currently a member of eUniverse’s Compensation Committee. Mr. Ward is President and Chief Executive Officer of The Game Tree, a publisher of games and game-related intellectual property, which he co-founded in 2002. From January 2001 to January 2003, he served as the Vice President of Licensing/Corporate Development of PopCap Games, Inc., a leading publisher of mass-market entertainment whose licensees include MSN, Yahoo, AOL, Real Networks and eUniverse. Previously, Mr. Ward was a business consultant from 1996 to 2001, providing interactive and operational strategies to various companies and startups. In addition, he served from January 2000 through June 2000 as the Vice President of Internet Operations for ETM Entertainment Network, a global provider of live event and movie ticketing services. Also, Mr. Ward was the Strategic Development Director at Cendant Interactive (later Havas Interactive) between 1998 and 1999, then the world’s largest publisher of entertainment and edutainment software, where he was responsible for the online gaming units. Mr. Ward holds several technical certifications and was an adjunct professor from 1998 to 2000 at Seattle’s City University, where he taught upper-level technical classes.

David Carlick has served as a Director since October 31, 2003. Mr. Carlick is currently a member of eUniverse’s Nominating Committee. Mr. Carlick has served in various positions at VantagePoint Venture Partners, a venture capital firm, from October 1997, and he is presently a Managing Director with that firm. From April to September 1997, Mr. Carlick was President, Media Operations for PowerAgent, a start-up company involved in opt-in marketing and consumer privacy. Prior thereto, Mr. Carlick held positions leading to Executive Vice President at Poppe Tyson, an advertising agency and interactive marketing firm and subsidiary of BJK&E Worldwide (Bozell) from April 1993 until March 1997. In 1996, while at Poppe Tyson, Mr. Carlick co-founded DoubleClick, which provides on-line marketing services, and poppe.com, the agency’s interactive operation. Mr. Carlick was a founding director of International Network Services (INSS) which was sold in 1999 to Lucent, and Internet Profiles, the first Internet measurement company. Mr. Carlick is presently a member of the board of directors of, SatMetrix Systems and Touchpoint, Inc., privately-held companies, and Ask Jeeves, a publicly-held company.

Andrew Sheehan has served as a Director since October 31, 2003. Mr. Sheehan is currently a member of eUniverse’s Compensation Committee. Mr. Sheehan joined VantagePoint Venture Partners, a venture capital firm, in November 2002, and he is presently a Managing Director with that firm. From April 1998 to October 2002, Mr. Sheehan was a Managing Member of the General Partner of ABS Capital Partners, a private equity firm. Mr. Sheehan is a member of the board of directors of BakBone Software, Inc., a storage management software company, and he serves on the boards of several publicly-held companies. Mr. Sheehan holds a B.A. from Dartmouth College and an M.B.A. from The Wharton School of Business.

Information Relating to Directors, Nominees and Executive Officers

Board of Directors Meetings and Board Committees

The Board held five meetings during the year ended March 31, 2003 (“fiscal year 2003”). All members of the Board during fiscal year 2003 attended all Board meetings held during the period that he was a director. In addition, all members of the Board during fiscal year 2003 attended all Board committee meetings on which he served held during the period that he served on the committee. The standing committees of the Board in fiscal year 2003 were the Audit, Compensation and Executive Committees. The Board dissolved the Executive Committee on August 9, 2002. The Board established a Nominating and Corporate Governance Committee on September 19, 2003. Information about the Audit, Compensation and Nominating and Corporate Governance Committees is as follows:

Name of Committee and Members	Functions of the Committees	Number of Meetings in Fiscal Year 2003
Audit
Daniel Mosher (1) Thomas Gewecke (2) Lawrence Moreau* (3) Jeffrey Lapin (4) Jeffrey Edell (5)	Oversees our financial reporting process and internal controls. See the Audit Committee’s Charter attached as Appendix C to this Proxy.	7

Compensation
Brad Greenspan (6) Daniel Mosher (1) Brett Brewer (7) Thomas Gewecke (2) Jeffrey Edell (5) Bradley Ward (8) Andrew Sheehan (8)	Administers eUniverse’s 1999 Stock Awards Plan and reviews and recommends to the Board the compensation and benefits of Company officers and other senior executives.	1

Nominating and Corporate Governance
Daniel Mosher (1) Lawrence Moreau (3) David Carlick (9)	Reviews and recommends nominees for the Board and reviews and recommends corporate governance policies and procedures.	N/A

During fiscal year 2003, the Board acted by written consent on one occasion, the Compensation Committee acted by written consent on ten occasions and the Executive Committee acted by written consent on five occasions.

*	Chairman
(1)	Re-elected to the Audit and Compensation Committees on October 23, 2002 and elected to the Nominating and Corporate Governance Committee on September 19, 2003. Resigned from the Compensation Committee on November 14, 2003.
(2)	Resigned from the Board and Audit and Compensation Committees on October 7, 2003.
(3)	Elected to the Audit Committee on May 27, 2003 and the Nominating and Corporate Governance Committee on September 19, 2003.
(4)	Resigned from the Board and Audit Committee on May 8, 2003.
(5)	Elected to the Audit and Compensation Committees on November 14, 2003.
(6)	Resigned from the Compensation Committee on November 14, 2003 and resigned from the Board on December 11, 2003.
(7)	Resigned from the Compensation Committee on November 14, 2003.
(8)	Elected to the Compensation Committee on November 14, 2003.
(9)	Elected to the Nominating Committee on November 14, 2003.

Director Compensation in Fiscal Year 2003

Compensation of the Company’s Directors is determined by resolution of the Board in accordance with the Company’s Bylaws. Directors of eUniverse who are also Company employees or officers do not receive any compensation specifically related to their activities as directors. Directors are reimbursed for their expenses incurred in connection with their attendance at Board and Board committee meetings.

On April 17, 2000, Daniel Mosher, for his first year of service as a non-employee director, received an option to purchase 63,750 shares of the Company’s common stock at the market price on the date of grant, which vested on December 8, 2000, one year after the date that he became a director, and expires ten years after the date of grant (or sooner in the event Mr. Mosher’s relationship with the Company terminates). In July 2002, Mr. Mosher was paid $51,000 for cancellation of this option in connection with the Company’s cancellation of approximately 900,000 total options held by various Company stock option holders. On January 22, 2001, for his second year of service as a non-employee director, Mr. Mosher received an option to purchase 25,000 shares of the Company’s common stock at the market price on the date of grant, which vested on January 22, 2002 and expires ten years after the date of grant (or sooner in the event Mr. Mosher’s relationship with the Company terminates). On October 23, 2002, Mr. Mosher, for his continued service as a non-employee director, received an option to purchase 37,500 shares of the Company’s common stock at the market price on the date of grant, a portion of which vested on the date of the grant with the remainder to vest on the date of the Company’s next annual meeting of stockholders, and which option expires ten years after the date of grant (or sooner in the event Mr. Mosher’s relationship with the Company terminates). On June 25, 2003, the Company’s Board agreed, in recognition of Mr. Mosher’s service on the Audit Committee and the recently increased demands of such service, to pay Mr. Mosher $5,000 per month for the months June to October 2003.

On December 3, 2001, Thomas Gewecke, for his first year of service as a non-employee director, received an option to purchase 25,000 shares of the Company’s common stock at the market price on the date of grant, which vested on October 23, 2002. On October 23, 2002, Mr. Gewecke, for his second year of service as a non-employee director, received an option to purchase 25,000 shares of the Company’s common stock at the market price on the date of grant, which vests on the date of the Company’s next annual meeting of stockholders. The option expired due to Mr. Gewecke’s resignation from the Board.

Lawrence Moreau receives as compensation for his service on the Board and as Chairman of the Audit Committee of the Board, $9,250 per month.

On October 23, 2002, Jeffrey Lapin, for his first year of service as a non-employee director, received an option to purchase 33,333 shares of the Company’s common stock at the market price on the date of grant, 8,333 of which vested on grant and the remainder of which vested on the date of the Company’s next annual meeting of stockholders. This option expired due to Mr. Lapin’s resignation from the Board.

Independence of Directors and Audit Committee Financial Experts

The Board has determined that Daniel Mosher, Thomas Gewecke and Lawrence Moreau are independent directors, as independence is defined by the National Association of Securities Dealers’ listing standards in effect at the time of determination. The Board intends to make a determination in the near future regarding the independence of all non-management directors under the revised standards applicable to companies listed on The NASDAQ SmallCap Market and the standards adopted by the Securities and Exchange Commission. In addition, the Board has determined that Lawrence Moreau is an “Audit Committee financial expert” under rules adopted by the Securities and Exchange Commission.

Compensation Committee Interlocks and Insider Participation

No member of the Board or the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more of the Company’s executive officers serving on such other company’s board of directors or compensation committee. During fiscal year 2003, the members of the

Compensation Committee were Brad Greenspan, Brett Brewer, Daniel Mosher and Thomas Gewecke. Mr. Greenspan was the Company’s Chief Executive Officer until October 30, 2003. Mr. Brewer is the Company’s President.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of October 31, 2003 with respect to the beneficial ownership of the Company’s voting securities by the following individuals or groups: (a) each person who is known by us to own beneficially more than 5% of the Company’s common stock, including our preferred stock on an as-converted basis, (b) each director and nominee, (c) each Named Executive Officer (as defined below under the caption Executive Compensation), and (d) all Named Executive Officers and directors as a group. Except as noted below, the address for each person listed in the table below is 6060 Center Drive, Suite 300, Los Angeles, CA 90045.

Name of Beneficial Owner	Shares Beneficially Owned (1)		Percentage Beneficially Owned (2)
Brett Brewer	1,171,694	(3)	3.2%
Thomas Flahie	—		—
Adam Goldenberg	787,502	(4)	2.2%
Christopher Lipp	191,230	(5)	*
Brad Greenspan	8,241,000	(6)	22.6%
Daniel Mosher	65,000	(7)	*
Lawrence Moreau	—		—
Jeffrey Edell	—		—
Bradley Ward	—		—
David Carlick	—	(8)	—
Andrew Sheehan	—	(8)	—
550 Digital Media Ventures, Inc.	5,289,231	(9)	14.5%
VantagePoint Venture Partners and Affiliates	10,133,333	(10)	27.7%
Directors and executive officers as a group	10,456,426	(11)	28.6%

*	less than 1%
(1)	Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to the shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants or the conversion of shares of preferred stock into shares of common stock, are deemed outstanding in determining the number of shares beneficially owned by the person or group. We are treating our preferred stock and common stock as one class of voting securities because the holders of our preferred stock have the right to vote their shares with the common stock on an as-converted basis.
(2)	The Percentage Beneficially Owned is calculated by dividing the Number of Shares Beneficially Owned by the total outstanding shares of common stock and preferred stock on an as-converted basis including shares beneficially owned by the person with respect to whom the percentage is calculated.
(3)	Includes 975,694 shares represented by options exercisable within 60 days.
(4)	Includes 698,611 shares represented by options exercisable within 60 days.
(5)	Includes 188,194 shares represented by options exercisable within 60 days.
(6)	Includes 400,000 shares represented by options exercisable within 60 days. Mr. Greenspan’s address is 264 S. La Cienega, Suite 1218 Beverly Hills, CA 90211.
(7)	Includes 62,500 shares represented by options exercisable within 60 days.
(8)	Does not include any shares owned by VantagePoint Venture Partners of which Mr. Carlick and Mr. Sheehan are Managing Directors because they disclaim beneficial ownership.
(9)	Includes 3,366,154 shares of common stock and 1,923,077 shares of Series B preferred stock on an as-converted basis. Also includes 3,050,000 common shares and 1,750,000 Series B preferred shares which are subject to an option granted to VantagePoint. 550 Digital Media’s address is 550 Madison Avenue, New York, NY 10022.

(10)	Includes shares represented by an option to purchase 3,050,000 common shares and 1,750,000 Series B preferred shares from 550 Digital Media Ventures. VantagePoint’s address is 1001 Bay Hill Drive #300, San Bruno, CA 94066.
(11)	Includes 2,324,999 shares represented by options exercisable within 60 days.

The number of shares to be issued upon exercise of outstanding options and warrants, and the number of shares remaining available for future issuance under the Company’s equity compensation plans at October 31, 2003 were as follows (in thousands, except per share data):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted - average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plan approved by stock holders (1)	4,810,767	$2.68	3,328,107
Equity compensation plan not approved by stock holders (2)	108,181	$2.66	—

Total	4,918,948		3,328,107

(1)	The Company has reserved an aggregate of 9,000,000 shares of common stock for issuance under the Company’s 1999 Stock Award Plan.
(2)	The Company granted warrants to purchase common stock in connection with professional services at exercise prices ranging from $1.75 to $5.03 and with terms ranging from 1 to 4 years.

Compensation Committee Report on Executive Compensation

General

The Compensation Committee of the Board makes decisions as to certain compensation of our executive officers.

Compensation Policies

Our philosophy is to tightly link executive compensation to corporate performance and returns to stockholders. A significant portion of executive compensation is dependent upon the Company’s success in meeting one or more specified goals and to the potential appreciation of the eUniverse common stock. Thus, a significant portion of an executive’s compensation is at risk. The goals of the compensation program are to attract and retain exceptional executive talent, to motivate these executives to achieve the Company’s business goals, to link executive and stockholders interests through equity-based plans, and to recognize individual contributions as well as overall business results.

Each year the Compensation Committee conducts a review of the Company’s executive compensation program. This review often includes data supplied by independent third party compensation consultants and is used to realign the Company’s compensation programs to other comparable rapidly growing companies in the technology space. The key elements of our executive compensation are generally base salary, bonus, stock options and benefits. The Compensation Committee’s policies with respect to each of the elements are discussed below. While the elements of compensation are considered separately, the Compensation Committee also takes into account the complete compensation package provided by eUniverse to the individual executive.

Base salaries for executive officers are determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for pertinent executive talent, including a comparison to base salaries for comparable positions at companies of similar size, complexity and within the same sector. Base salary adjustments are determined annually by evaluating the financial performance and, where appropriate, certain non-financial performance measures, of eUniverse, and the performance of each executive officer.

The Company’s executive officers are generally eligible for annual and other cash bonuses. At the beginning of each fiscal year, the Compensation Committee establishes both quarterly and annual individual and corporate performance objectives. For fiscal year 2003, the targets were based upon achieving certain profitability goals. A target amount payable was also established for each executive officer eligible for a particular bonus. The Compensation Committee also considers individual non-financial performance measures in determining bonuses. For fiscal year 2003, the bonus structure was modified to enable an executive officer to achieve a higher bonus than the targeted amount should the performance goals be exceeded by a certain percentage.

The purpose of the eUniverse stock awards plan is to provide an additional incentive to Company employees to work to maximize stockholder value. To this end, the Compensation Committee grants to key executives stock options under the Company’s 1999 Stock Awards Plan (the “1999 Plan”) which generally vest over a three-year period following the date of grant as follows: 33 1/3% on the first anniversary; and 1/8 each quarter thereafter. During the fourth quarter of fiscal year 2003, the stock vesting period was revised to four years from the date of grant with 25% vesting on the first anniversary and 1/12 each quarter thereafter. Options under the 1999 Plan are generally granted at the current market price, have a term of ten years from the date of grant and vested options may be exercised at any time during such term.

The benefits available to executive officers are the same as those afforded to all full-time employees, including medical, dental, death, disability coverage and a 401(k) plan.

Chief Executive Officer Compensation

The Board determined the components of Mr. Greenspan’s fiscal year 2003 compensation as follows:

Mr. Greenspan’s base salary of $185,000 was increased to $215,000 as of January 2, 2003 to reflect changes in market conditions and complexities in the business and for performance for the previous twelve-month period. Additionally, Mr. Greenspan was awarded a $42,500 bonus for fiscal year 2003 for achieving certain operating objectives, primarily relating to revenue growth and profitability during the first two quarters of the fiscal year. As of June 16, 2003, Mr. Greenspan voluntarily decided to cut his salary by 20% to $172,000, as a reflection of the Company’s restated quarterly financial results and lower than anticipated fiscal year 2003 results. In addition, Mr. Greenspan repaid the $42,500 bonus to the Company by tendering 17,782 shares of Company common stock.

On July 12, 2002, in connection with the Company’s cancellation of approximately 900,000 options, the Company paid $55,000 to Mr. Greenspan in exchange for the cancellation of 340,000 options. Mr. Greenspan was not awarded any stock options during fiscal year 2003.

Employment Agreements

The Company has no employment agreements with any of its officers or directors.

Other Executive Officer Compensation

The compensation plans of most of our other executive officers, including the persons listed in the Summary Compensation Table below, provide for a base salary, bonus, option grants under the 1999 Plan, and access to our standard employee benefit plans.

Submitted by the Compensation Committee of the Board:

Brad D. Greenspan

Daniel L. Mosher

Brett C. Brewer

Thomas Gewecke

Executive Compensation

The table below summarizes the compensation paid or awarded during the last three fiscal years to our Chief Executive Officer and our four other most highly compensated executive officers. These executives are referred to as the Named Executive Officers elsewhere in this Proxy Statement.

SUMMARY COMPENSATION TABLE

(in thousands)

NAME AND PRINCIPAL POSITION								LONG–TERM COMPENSATION	ALL OTHER ($)(10)
								AWARDS
	ANNUAL COMPENSATION
	FISCAL YEAR		SALARY ($)	BONUS ($)		OTHER ANNUAL COMPENSATION ($)		SECURITIES UNDERLYING OPTIONS #
Brad D. Greenspan Chairman of the Board and Chief Executive Officer	2003 2002 2001		192 178 100	43 95 —	(1)	55 — 50	(2) (3)	— 800 —	6 — —

Brett C. Brewer President and Director	2003 2002 2001		174 132 105	33 99 —	(1)	55 — —	(4)	— 500 750	10 1 —

Joseph L. Varraveto Executive Vice President and Chief Financial Officer	2003 2002 2001	(5)	181 160 38	30 60 —		— — —		60 50 350	12 2 —

Adam Goldenberg Chief Operating Officer	2003 2002 2001	(6)	156 124 96	132 109 —	(1)	62 — —	(7)	— 675 175	13 3 —

Christopher S. Lipp Senior Vice President and General Counsel and Secretary	2003 2002 2001	(9)	151 135 91	18 38 —	(1)	60 — —	(8)	— 150 150	12 12 2

(1)	Brad Greenspan, Brett Brewer and Christopher Lipp, entered into agreements with the Company in August 2003 to repay the bonuses they received during fiscal year 2003 amounting to $42,500, $33,000 and $18,125, respectively. Under the agreements, repayment of the bonuses could be made in cash, Company common stock or a combination thereof. The value of the common stock is determined based on the average closing price of the common stock for the ten trading-day period ending on the 30th day after trading in the Company’s common stock resumes. By October 14, 2003, the 30th day after trading resumed, Brad Greenspan had tendered 17,782 shares of common stock, Brett Brewer had tendered 8,922 shares of common stock and had paid $11,677 in cash and Christopher Lipp had paid $18,125 in cash to repay the bonuses. Adam Goldenberg repaid the portion of the $132,000 bonus he received during fiscal year 2003 which would not have been paid based upon the restated fiscal year 2003 financial statements. By October 14, 2003, Adam Goldenberg had paid $106,320 in cash.
(2)	On July 12, 2002, in connection with the Company’s cancellation of approximately 900,000 total options, the Company paid $55,000 to Mr. Greenspan in exchange for the cancellation of 340,000 options.

(3)	Represents consulting fees paid to Mr. Greenspan prior to his appointment as Chief Executive Officer of eUniverse on August 29, 2000.
(4)	On July 12, 2002, in connection with the Company’s cancellation of approximately 900,000 total options, the Company paid $55,000 to Mr. Brewer in exchange for the cancellation of 75,000 options.
(5)	Mr. Varraveto was appointed as Executive Vice President and Chief Financial Officer of eUniverse on January 2, 2001. Mr. Varraveto resigned effective as of August 19, 2003.
(6)	Mr. Goldenberg was appointed Chief Operating Officer in October 2001.
(7)	On July 12, 2002, in connection with the Company’s cancellation of approximately 900,000 total options, the Company paid $62,334 to Mr. Goldenberg in exchange for the cancellation of 85,000 options.
(8)	On July 12, 2002, in connection with the Company’s cancellation of approximately 900,000 total options, the Company paid $60,000 to Mr. Lipp in exchange for the cancellation of 100,000 options.
(9)	Mr. Lipp was appointed Secretary on March 30, 2001, was promoted to General Counsel on May 1, 2001, and promoted to Senior Vice President, General Counsel on October 26, 2001.
(10)	These are non-accountable automobile allowance payments.

As of the date of this Proxy Statement, our current executive officers are:

Name	Age	Position	Executive Officer Since
Brett Brewer	31	President	August 29, 2000

Thomas Flahie	46	Chief Financial Officer	August 25, 2003

Adam Goldenberg	22	Chief Operating Officer	October 26, 2001

Christopher Lipp	32	Secretary, Senior Vice President and General Counsel	March 30, 2001

For Brett Brewer’s biography, please see Nominees for Election of Directors in this Proxy Statement. The biographical descriptions of our other current executive officers are as follows:

Thomas Flahie has served as Chief Financial Officer since August 25, 2003 and as a Director and President of the Company’s subsidiary Download Solutions, Limited. He was the Chief Financial Officer of eLabor, Inc. from June 2000 to March 2003 and the Senior Vice President of Finance and Administration of Balance Bar Company from February 1998 to March 2000. Mr. Flahie was a director of Bariatrix Products International Incorporated, a company in which Balance Bar Company had an investment, from May 1999 to March 2000. From December 1978 to February 1998, he held various positions with Andersen Worldwide, an international accounting and consulting firm. He was a partner with Andersen Worldwide for the last seven years. Mr. Flahie is a Certified Public Accountant and he received his BS in Business Administration from the University of Arizona.

Adam Goldenberg has served as Chief Operating Officer since October 26, 2001. In 1997, Mr. Goldenberg founded Gamer’s Alliance, Inc., an online entertainment portal, and served as its President before and after it was acquired by eUniverse in April 1999. Mr. Goldenberg served as Vice President, Strategic Planning of eUniverse from April 1999 to October 2001.

Christopher Lipp has served as Senior Vice President and General Counsel since October 26, 2001, Vice President, General Counsel since May 1, 2001, Secretary since March 30, 2001 and Vice President, Business and Legal Affairs since January 11, 2000. Prior to joining eUniverse, Mr. Lipp was employed as an attorney in the Intellectual Property Group of Pillsbury Madison & Sutro LLP in Los Angeles, California. He has been a member of the California State Bar since 1997. Mr. Lipp received his J.D. from the University of Southern California Law School and a B.A. degree in government and sociology from Georgetown University.

The following table summarizes the option grants to the Named Executive Officers in the last fiscal year:

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price $/Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options Term
					5%	10%
Brad Greenspan	—	—	$—	—	$—	$—
Brett Brewer	—	—	—	—	—	—
Joseph Varraveto	60,000	10%	5.10	July 9, 2012	192,442	487,685
Adam Goldenberg	—	—	—	—	—	—
Christopher Lipp	—	—	—	—	—	—

One-third of the options vest and are exercisable one year from the date of grant. Thereafter, one-eighth of the remaining options vest and are exercisable each three months thereafter until all optioned shares are vested.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

Name	Number of shares acquired exercise	Value Realized	Number of securities underlying unexercised options/SAR’s at fiscal year-end		Value of unexercised in-the-money options/SAR’s at fiscal year-end
			Exercisable	Unexercisable	Exercisable	Unexercisable
Brad D. Greenspan	—	$—	666,667	113,333	$1,560,001	$311,999
Brett C. Brewer	—	—	916,667	333,333	2,363,751	936,249
Joseph L. Varraveto	—	—	262,500	197,500	752,792	395,708
Adam Goldenberg	—	—	510,417	339,583	1,478,751	939,249
Christopher S. Lipp	87,500	289,198	112,500	100,000	263,250	280,875

Modification of Terms of Series B Preferred Stock and 550 Digital Media Ventures Convertible Note

In March 2003, Sony Music Entertainment (“Sony”), its 550 Digital Media Ventures affiliate, and the Company agreed to modify certain terms of Sony’s preferred stock investment in and 550 Digital Media Venture’s convertible note due from the Company. Under the terms of the amendment, the maturity date of the 550 Digital Media Ventures’ $2,290,000 loan to the Company was extended until March 31, 2005, and we agreed not to exercise our right, triggered by the Company’s achievement of certain earnings before interest, taxes, depreciation and amortization milestones, to convert Sony’s Series B preferred stock into common stock. The Company also agreed to make available to Sony limited marketing and advertising services to promote Sony Music recording artist releases or other products and services of Sony or its affiliates. Finally, the agreement provided for subordination of 550 Digital Media Venture’s security interest in our assets to a $10 million working capital line of credit. The 550 Digital Media Ventures note was originally issued in September 2000 in connection with a marketing agreement between the Company and two Internet publishing affiliates of Sony. The loan was amended and restated in connection with Sony’s October 2001 investment in the Company.

Accounting Restatement

On August 22, 2003, the Company restated its previously reported quarterly financial results for the first three quarters of the year ended March 31, 2003 because of accounting errors it had previously identified in the Company’s financial statements. As a result of the discovery of the accounting errors, management and the Audit Committee initiated an internal review of its accounting records and its accounting policies and procedures. In an effort to identify the extent of the accounting errors, and to identify any deficiencies in the Company’s system of internal controls that gave rise to the errors, management significantly expanded its accounting and finance staff and retained an outside accounting firm to assist in the process. The Company’s Board also directed the Audit Committee to explore the facts and circumstances giving rise to the restatement as well as to evaluate the Company’s accounting practices, policies and procedures. During management’s and the Audit Committee reviews of the Company’s accounting records and procedures, and during the audit of the Company’s financial statements for fiscal year 2003, a variety of deficiencies in internal controls were identified. We believe such deficiencies were attributable to the following broad factors: insufficient supervision and oversight of the Company’s accounting systems and personnel; a poorly designed, non-integrated accounting system; the rapid growth in our business operations during fiscal year 2003; difficulties in absorbing and integrating the acquisition of a sizable e-commerce company, ResponseBase, during the third and fourth quarters of fiscal year 2003; the loss of critical personnel; and, limited human resources in the accounting and financial reporting function. Further information about the nature of the restatement adjustments is presented in “Business-Recent Events-Restatement” and “Item 14-Controls and Procedures” in the Company’s Annual Report on Form 10-K for the Year Ended March 31, 2003.

In response to the Company’s restatement announcement on May 6, 2003, NASDAQ halted trading of the Company’s common stock. On June 13, 2003, the Company received a NASDAQ Staff Determination stating that its common stock was subject to delisting from The NASDAQ SmallCap Market due to the NASDAQ Staff’s inability to assess the Company’s current financial position and the Company’s ability to sustain compliance with NASDAQ’s continued listing requirements. On July 2, 2003, the Company received notice of an additional listing deficiency from NASDAQ indicating that the Company was not in compliance with the filing requirement for continued listing due to the Company’s failure to timely file its Annual Report on Form 10-K for the Year Ended March 31, 2003. The Company filed its Annual Report on Form 10-K for the Year Ended March 31, 2003 on August 22, 2003. The Company appealed the NASDAQ Staff’s determination to delist the Company’s securities to a Listing Qualifications Hearings Panel (the “Panel”). On July 31, 2003, the Company presented to the Panel its plan for providing current financial information to the market place and regaining compliance with Securities and Exchange Commission and NASDAQ reporting requirements. The Panel decided to delist the Company’s securities from The NASDAQ SmallCap Market on September 2, 2003. The Company’s common stock has been trading on what is commonly called the “pink sheets” since September 2, 2003. The Company appealed the Panel’s decision and the Panel is currently investigating if public interest concerns currently exist and if the Company is in compliance with current listing standards. A number of market makers have informed the Company that they have or intend to apply to the OTC Bulletin Board to make a market in the Company’s common stock. On October 21, 2003, the National Association of Security Dealers (“NASD”) informed one market maker that the NASD needs additional information in order to determine if they will permit the market maker to make a market for the Company’s common stock on the OTC Bulletin Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (Section 16(a)) requires eUniverse’s executive officers, directors, and persons who own more than 10% of a registered class of eUniverse’s equity securities (10% Stockholders) to file reports of ownership on a Form 3 and changes in ownership on a Form 4 or a Form 5 with the SEC.

Based solely on its review of the copies of such forms received by eUniverse, or written representations from certain reporting persons, eUniverse believes that during fiscal year 2003 its executive officers, directors and 10% Stockholders complied with all applicable Section 16(a) filing requirements, except that a Form 4 required to be filed by Joseph Varraveto (who was an executive officer of eUniverse during fiscal year 2003) and the Form 5’s required to be filed by Thomas Gewecke and Jeffrey Lapin (each of whom was a director of eUniverse during fiscal year 2003) were inadvertently filed late.

Performance Graph

The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company’s common stock to the cumulative total return of the NASDAQ Composite Index and a peer group of Internet stocks for the period April 15, 2000 to September 30, 2003. The peer group selected by Company consists of AOL Time Warner, Inc., CNET Networks, Inc., Valueclick, Inc., Doubleclick, Inc. and Yahoo, Inc. In the proxy statement for the 2002 annual meeting of stockholders, the Company included Overture Services, Inc. in the peer group. Overture Services, Inc. was acquired by Yahoo, Inc. in October 2003 and we substituted Valueclick, Inc. in its place. The graph assumes that the value of the investment in the Company’s common stock and the comparison index was $100 on April 15, 2000 and assumes the reinvestment of dividends. The Company has never declared a dividend on its common stock. The stock price performance depicted in the graph below is not necessarily indicative of future price performance.

The Company’s common stock began trading on The NASDAQ SmallCap Market on April 15, 2000 under the symbol EUNI. From April 1999 to March 2000 the Company’s common stock was traded on the OTC Bulletin Board. NASDAQ delisted the Company’s common stock from The NASDAQ SmallCap Market on September 2, 2003. The Company’s common stock has been trading on what is commonly called the “pink sheets” since September 2, 2003 under the symbol EUNI.PK.

Nominating and Corporate Governance Committee Report

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is responsible for determining the slate of director nominees for consideration by the Company’s Board, identifying and nominating candidates to fill Board vacancies occurring between annual stockholder meetings, and reviewing, evaluating, and recommending changes to the Company’s corporate governance guidelines. The Nominating Committee expects to periodically review the compensation paid to non-employee directors, including Board and committee chairs, and meeting fees, if any, and make recommendations to the Board for any changes. The Nominating Committee also expects to regularly review the charters of Board committees and, after consultation with the respective committee chairs, make recommendations, if necessary, about changes to the charters. The Nominating Committee will also consider stockholder recommendations for candidates for the Board. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominated person’s ownership of Company stock should be sent to the attention of the Office of the Secretary as further discussed below in Stockholder Proposals and Communications with Directors.

The Nominating Committee is responsible for and has determined the qualifications of director nominees by considering the Company’s needs for business and other experience relevant to the issues impacting the Company. The Nominating Committee also considers the qualifications of director candidates put forth by stockholders. No candidates were recommended by stockholders. The Nominating Committee reviewed the performance and effectiveness of each existing member of the Board, their qualifications, including capability to serve, conflicts of interest, and other relevant factors. The Nominating Committee has not retained any third party to assist in the review process.

The Nominating Committee has recommended to the Board that the Board nominate Brett Brewer, Daniel Mosher, Lawrence Moreau and Bradley Ward as Company directors, each for a term of office that runs until the 2004 annual stockholders meeting and until his successor has been elected and has qualified. The Nominating Committee has recommended to the Board that the Board decline to nominate Brad Greenspan, a long term security holder and past Chairman of the Board and Chief Executive Officer, as a Company director.

Submitted by the Nominating Committee of the Board:

Daniel Mosher

Lawrence Moreau

David Carlick

Recommendation of the Board:

The Board recommends a vote “FOR” the election of Directors Brett Brewer, Daniel Mosher, Lawrence Moreau and Bradley Ward.

Proposal 2 – To Approve the Issuance of a Warrant to VantagePoint if We Draw Down on a $4 Million Loan Commitment and the Modification of the Terms of an Existing Note Due to VantagePoint, including the Preferred Stock Issuable on Exercise or Conversion.

On October 31, 2003, VantagePoint invested $8 million in our Company by purchasing 5,333,333 shares of a new series of convertible preferred stock, designated Series C convertible preferred stock. VantagePoint will receive an additional 426,667 shares of Series C preferred stock as dividends during the year ended October 31, 2004. The Company allocated 20 million shares of authorized preferred stock for the Series C preferred stock and has reserved shares of common stock for conversion of the Series C preferred stock into common stock. In addition, on July 15, 2003, 550 Digital Media Ventures and VantagePoint entered into an option agreement pursuant to which VantagePoint may purchase up to 3,050,000 shares of our common stock and 1,750,000 shares of our Series B preferred stock owned by 550 Digital Media Ventures until January 16, 2004. On October 31, 2003, the option term was extended to April 16, 2004 and VantagePoint agreed to partially exercise its option and purchase 454,545 shares of our Series B preferred stock from 550 Digital Media Ventures for $500,000. 550 Digital Media Ventures also agreed to release the Company from any claims that it may have, other than claims relating to the outstanding $1,790,000 convertible secured promissory note held by 550 Digital Media Ventures, including the related security interest, and any current advertising arrangements with the Company. In connection with the transaction, 550 Digital Media Ventures waived its anti-dilution protection, preemptive rights and rights of first refusal. 550 Digital Media Ventures agreed to vote in favor of VantagePoint’s investment and loan transactions at any Company stockholder meeting or by written consent and not sell any of its Company stockholdings until such transactions are completed.

As consideration for the option, 550 Digital Media Ventures sold to VantagePoint a $500,000 convertible promissory note due from the Company. In anticipation of the preferred stock investment, on July 15, 2003, VantagePoint loaned $2 million to the Company. VantagePoint and the Company agreed to terminate the $500,000 convertible promissory note and issue to VantagePoint a new $2.5 million promissory note. The $2.5 million note bears interest at 8% and is collateralized by a security interest in all of the Company’s assets. The Company and VantagePoint also agreed that in the event that VantagePoint does not exercise the option within 120 days of its grant, VantagePoint may transfer the option to the Company in exchange for a warrant to purchase 200,000 shares of the Company’s Series B preferred stock at $2.50 per share expiring three years from the date of issuance. This term has now expired and VantagePoint may not transfer the option to the Company.

On October 31, 2003, VantagePoint agreed to make available to the Company or give a bank guarantee for a bank to make available to the Company, a $4 million one-year senior secured bridge loan for certain proposed new business ventures. The bridge loan would bear interest at the prime rate and be secured by a security interest in all of our assets that is senior to the $2.5 million note from VantagePoint and the $1,790,000 note with 550 Digital Media Ventures. The senior secured bridge loan will be available to the Company to be drawn down until February 28, 2004. If the Company draws upon the senior secured bridge loan, for each $1 million in loan proceeds we receive the Company will issue a warrant to purchase 250,000 shares of Series C preferred stock at $2.00 per share expiring five years from the date of issuance (the “Bridge Warrant”). In addition, on October 31, 2003, the Company amended the terms of the $2.5 million note due to VantagePoint to accelerate the due date to February 8, 2004 (ten days after the annual stockholder’s meeting) and agreed to seek stockholder approval to permit VantagePoint to convert the note to a prospective series of Company preferred stock, which will be designated Series C-1 preferred stock, at the rate of one share for each $2.00 of principal. If the stockholders approve the addition of the conversion feature to the note, the due date is extended to October 31, 2004.

In connection with the VantagePoint transactions, the Company entered into a management rights agreement pursuant to which VantagePoint is entitled to consult with and advise the Company’s management on significant business issues, inspect the Company’s books and records and appoint a representative to attend all meetings of the Board as a non-voting observer.

As part of the transaction, VantagePoint appointed Andrew Sheehan and David Carlick to the Company’s Board. The Company entered into indemnification agreements with Mr. Sheehan and Mr. Carlick that grant the new directors more extensive indemnity rights than provided under the Delaware General Corporate Law.

The net proceeds, if any, from the exercise of the Bridge Warrant are expected to be used to fund working capital and general corporate purposes, and could result in the issuance of 1,000,000 additional shares of Series C preferred stock, a 2.8% increase in the number of outstanding shares. If the $2.5 million convertible secured promissory note payable to VantagePoint is converted to Series C-1 preferred stock, the current portion of long-term debt would be reduced by $2.5 million, stockholders’ equity would be increase by $2.5 million and 1,250,000 shares of Series C-1 preferred stock would be issued. This would represent a 3.4% increase in the number of outstanding shares. The Company’s cash and cash equivalents at September 30, 2003 were $2.0 million and the Company raised approximately $10.5 million in proceeds from private placements of preferred and common stock subsequent to September 30, 2003.

The NASDAQ Marketplace Rules require listed companies to obtain stockholder approval prior to issuing 20% or more of their common stock or voting power. In the aggregate, the VantagePoint transactions could result in the issuance of additional securities that are greater than 20% of the Company’s outstanding common stock, on an as-converted basis. Although the Company was delisted from The NASDAQ SmallCap Market, we have appealed the NASDAQ Listing Qualifications Hearings Panel’s decision and are seeking reinstatement on The NASDAQ SmallCap Market. As such, the Company is determined to comply with all NASDAQ rules and regulations. Therefore, we are seeking to obtain stockholder approval for the issuance to VantagePoint of the shares of Series C and C-1 preferred stock underlying the amended and restated $2.5 million convertible secured promissory note and the Bridge Warrant. The Bridge Warrant and the amended and restated $2.5 million convertible secured promissory note are attached as Appendix A and D, respectively.

Recommendation of the Board:

The Board recommends a vote “FOR” the approval of (1) the issuance to VantagePoint of up to 1,000,000 shares of eUniverse, Inc. Series C preferred stock issuable upon the exercise of the warrant issued as consideration for the $4 million bridge loan to the Company and (2) the issuance of the shares of Series C-1 preferred stock issuable upon the conversion of the amended and restated $2.5 million convertible secured promissory note payable to VantagePoint.

The following is a summary of the terms of the new Series C preferred stock. Please refer to the Series C Certificate of Designation attached as Appendix B for the full terms of this preferred stock. The Series C-1 Certification of Designation is substantially the same as the Series C Certificate of Designation except that the Series C-1 Certificate of Designation provides for a liquidation preference and initial conversion rate of $2.00 per share instead of $1.50 per share.

Series C preferred stockholders are entitled to vote with the common stockholders, Series A preferred stockholders and Series B preferred stockholders as a single class on an as-converted basis on all matters voted on by stockholders, except for matters directly affecting the rights of each series of preferred stock which may only be voted upon by stockholders of the affected series. The current conversion rate for the Series A preferred stock is one-for-one plus 6% accretion from April 14, 1999, the current conversion rate for the Series B preferred stock is one-for-one and the current conversion rate for the Series C preferred stock is one-for-one.

Series C stockholders will receive stock dividends, accruing on a daily basis from November 1, 2003 to October 31, 2004, at an annual rate of 8%. Series C stock dividends will be distributed quarterly on March 31, June 30, September 30, and December 31 of each year. If and when declared by the Board, the Series C stockholders will also receive common stock dividends based on the current Series C preferred stock conversion ratio at that time.

The Series C preferred stock has registration rights and anti-dilution protection. In the event the Company proposes to issue or sell capital stock (other than certain excluded stock), Series C stockholders have the right to purchase their pro rata share of the offering.

Series C stockholders have the right to convert any or all of their Series C preferred stock into common stock at any time. Each share of Series C preferred stock will be converted to shares of common stock at an initial conversion price of $1.50, subject to any adjustment to account for any increase or decrease in the number of outstanding shares of common stock by a stock split, stock dividend, or other similar event. The conversion price per share of Series C preferred stock may be adjusted downward in the event we acquire or issue any shares of common stock (other than an issuance of common stock as a stock split, stock dividend or other similar event), options to purchase or rights to subscribe for common stock, securities by their terms that are convertible into or exchangeable for common stock or options to purchase or rights to subscribe for convertible or exchangeable securities (other than certain excluded stock), without consideration or for consideration per share less than the then-current conversion price (initially $1.50 per share). All shares of Series C preferred stock will automatically convert into common stock upon the written consent of holders of more than 50% of the issued and outstanding shares of Series C preferred stock.

For distributions of assets upon liquidation, dissolution or winding up of the Company, our preferred stockholders will receive a liquidation preference equal to the aggregate original issue price of their preferred stock plus accrued and unpaid stock and cash dividends, and thereafter will participate pro rata with the common stockholders on an as-converted basis. In the event that the full liquidation preference cannot be paid, the Series C preferred stockholders are entitled to receive the Series C preference amount plus the unpaid stock and cash dividends, prior and in preference to any other class of stock that has been designated as junior in rank to the Series C preferred stock. The Series C preferred stock ranks senior to the Series B preferred stock which ranks senior to the Series A preferred stock.

Series C stockholders have the exclusive right, voting separately as a single class, to elect two members to the Board as long as 51% or more of the originally issued shares of Series C preferred stock remains outstanding.

A director that is designated by the Series C preferred stockholders may only be removed by the written consent or affirmative vote of at least a majority of the shares held by the Series C stockholders. If for any reason a director that is designated by the Series C preferred stockholders resigns or is otherwise removed from the Board, then his or her replacement will be a person elected by the Series C stockholders.

So long as 51% or more of the original issue of Series C preferred stock remains outstanding, the Company will not, without the written consent or affirmative vote of at least two-thirds of the shares held by Series C preferred stockholders, (1) amend, alter, waive or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Company’s Certificate of Incorporation, including the Series C Certificate of Designation, or the Company’s Bylaws or any provisions thereof including the adoption of a new provision, (2) increase the size of the Board beyond nine members, or (3) authorize or issue any class, series or shares of preferred stock or any other class of capital stock ranking either as to payment of dividends, distributions or as to distributions of assets upon liquidation prior to or on parity with the Series C preferred stock. The vote of at least two-thirds of the outstanding shares of Series C preferred stock, voting separately as one class, is necessary to adopt any alteration, amendment or repeal of any provision of these protective provisions, in addition to any other stockholder vote required by law.

The Series C Certificate of Designation also provides that so long as VantagePoint owns at least 2,666,667 shares of Series C preferred stock or common stock, as adjusted for any stock split, combination, reorganization, reclassification, stock dividend, stock distribution or similar event, the Company will not, without the written consent or affirmative vote of at least two-thirds of the Board (1) enter into an agreement to, or consummate, a reorganization, merger, change of control or consolidation of the Company or sale or other disposition of all or substantially all of the Company’s assets, (2) enter into transactions which result in or require the Company to issue shares of its capital stock in excess of 5% in any one transaction, or 12.5% in the aggregate, in a series of transactions, of the Company’s issued and outstanding shares of capital stock, (3) enter into transactions which result in or require the Company to pay, whether in cash, stock or a combination thereof, in excess of 5% in any one transaction, or 12.5% in the aggregate, in a series of transactions, of the Company’s current market capitalization, (4) increase or decrease the number of authorized shares of capital stock, (5) directly or indirectly declare or pay any dividend or make any other distribution, or directly or indirectly purchase, redeem, repurchase or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries, whether in cash or property or in obligations of the Company or any Company subsidiary, other than repurchases pursuant to an employee’s employment or incentive agreement, or upon an employee’s termination and at a price not to exceed such employee’s cost, or (6) increase or decrease the size of the Board, provided that in no event shall the total number of members of the Board of Directors exceed nine.

Proposal 3. To Approve Amendments to the Series A and Series B Certificates of Designation.

As part of the VantagePoint transactions that are discussed in Proposal 2, we obtained the consent of the Series A and Series B stockholders to amend the Series A and Series B Certificates of Designation as described below. The consent of the Company’s stockholders is generally required under Delaware law to formally amend the Certificates of Designation which form a part of the Company’s Certificate of Incorporation.

The Series A stockholders consented to delete Section 12 from the Series A Certificate of Designation. Section 12 reads as follows:

“Section 12. Event of Default.

(a) Holder’s Option to Demand Prepayment. Upon the occurrence of an Event of Default (as herein defined), each Holder shall have the right to elect at any time and from time to time prior to the cure by Company of such Event of Default to have all or any portion of such Holder’s then outstanding Series A Preferred Stock prepaid by the Company for an amount equal to the Holder Demand Prepayment Amount (as defined below).

(i) The right of a Holder to elect prepayment shall be exercisable upon the occurrence of an Event of Default by such Holder in its sole discretion by delivery of a Demand Prepayment Notice (as defined below) in accordance with the procedures set forth in this Section 12. Notwithstanding the exercise of such right, the Holder shall be entitled to exercise all other rights and remedies available under the provisions of this Certificate of Designation and at law or in equity.

(ii) A Holder shall effect each demand for prepayment under this Section 12 by giving at least two (2) Business Days prior written notice (the “Demand Prepayment Notice”) of the date which such prepayment is to become effective (the “Effective Date of Demand of Prepayment”), the Series A Preferred Stock selected for prepayment and the Holder Demand Prepayment Amount to the Company at the address and facsimile number provided in the stock records of the Company, which Demand Prepayment Notice shall be deemed to have been delivered on the Business Day after the date of transmission of Holder’s facsimile (with a copy sent by overnight courier to the Company) of such notice.

(iii) The Holder Demand Prepayment Amount shall be paid to a Holder whose Series A Preferred Stock are being prepaid within one (1) Business Day following the Effective Date of Demand of Prepayment; provided, however, that the Company shall not be obligated to deliver any portion of the Holder Demand Prepayment Amount until one (1) Business Day following either the date on which the Series A Preferred Stock being prepaid are delivered to the office of the Company or its transfer agent, or the date on which the Holder notifies the Company or the Transfer Agent that such Series A Preferred Stock have been lost, stolen or destroyed and delivers the documentation required in accordance with Section 5(b)(i) hereof.

(b) Holder Demand Prepayment Amount. The “Holder Demand Prepayment Amount” means the greater of: (a) 1.3 times the Stated Value of the Series A Preferred Stock for which demand is being made, plus all accrued and unpaid interest thereon and accrued and unpaid Conversion Failure Payments (if any) through the date of prepayment and (b) the product of (1) the highest price at which the Common Stock is traded on the date of the Event of Default (or the most recent highest closing bid price if the Common Stock is not traded on such date) divided by the Conversion Price in effect as of the date of the Event of Default, and (2) the sum of the Stated Value and all accrued and unpaid Conversion Failure Payments (if any) through the date of prepayment.

(c) Events of Default. An “Event of Default” means any one of the following:

(i) a Conversion Failure described in Section 11(a) hereof;

(ii) a Share Authorization Failure described in Section 10(b) hereof, if such Share Authorization Failure continues uncured for (x) fifteen (15) days following a Reservation Trigger Date if such increase requires solely the approval of the Company’s Board of Directors and (y) sixty (60) days after the Reservation Trigger Date if such increase requires approval of the Company’s shareholders;

(iii) the Company fails, and such failure continues uncured for three (3) Business Days after the Company has been notified thereof in writing by a Holder, to satisfy the share reservation requirements of Section 10 hereof;

(iv) the Company fails to maintain an effective registration statement as required by Section 2, Section 3 or Section 6 of the Registration Rights Agreement between the Company and the Holder(s) (the “Registration Rights Agreement”) except where such failure lasts no longer than three (3) consecutive trading days and is caused solely by failure of the Securities and Exchange Commission to timely review the customary submission of or respond to the customary requests of the Company;

(v) for three (3) consecutive trading days or for an aggregate of ten (10) trading days in any nine (9) month period, the Common Stock (including any of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, and exercise of the Common Warrants) is (i) suspended from trading on any of the Nasdaq SmallCap, NMS, NYSE, AMEX or the OTC Bulletin Board, or (ii) is not qualified for trading on at least one of Nasdaq SmallCap, NMS, NYSE, AMEX or the OTC Bulletin Board;

(vi) the Company fails, and such failure continues uncured for three (3) Business Days after the Company has been notified thereof in writing by a Holder, to remove any restrictive legend on any certificate for any shares of Common Stock issued to a Holder upon conversion of any Series A Preferred Stock as and when required by this Certificate of Designation and the Subscription Agreement, between the Company and the Holder(s) (the “Subscription Agreement”) or the Registration Rights Agreement;

(vii) the Company breaches, and such breach continues uncured for three (3) Business Days after the Company has been notified thereof in writing by a Holder, any significant covenant or other material term or condition of this Certificate of Designation, the Subscription Agreement or the Registration Rights Agreement;

(viii) any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Subscription Agreement and Registration Rights Agreement), shall be false or misleading in any material respect when made;

(ix) the Company or any subsidiary of the Company shall make an assignment for the benefit of its creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such receiver or trustee shall otherwise be appointed;

(x) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company (and such proceedings shall continue unstayed for thirty (30) days); or

(xi) the Company fails to file a registration statement on Form 10 (to register securities pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934) within sixty (60) days of the Initial Issuance Date (as defined in Section 5 herein), or such registration statement is not declared effective within one hundred fifty (150) days of the Initial Issuance Date.

(d) Failure to Pay Damages Amount. If the Company fails to pay the Holder Demand Prepayment Amount within five (5) Business Days of its receipt of a Demand Prepayment Notice, then such Holder shall have the right, at any time and from time to time prior to the payment of the Holder Demand Prepayment Amount, to require the Company, upon written notice, to immediately convert (in accordance with the terms of Section 5) all or any portion of the Holder Demand Prepayment Amount, into shares of Common Stock at the then current Conversion Price, provided that if the Company has not delivered the full number of shares of Common Stock issuable upon such conversion within five (5) Business Days after the Company receives written notice of such conversion, the Conversion Price with respect to such Holder Demand Prepayment Amount shall thereafter be deemed to be at the lowest Conversion Price in effect during the period beginning on the date of the Event of Default through the date on which the Company delivers to the Holder the full number of freely tradable shares of Common Stock issuable upon such conversion. In the event the Company is not able to pay all amounts due and payable with respect to all Series A Preferred Stock subject to Holder Demand Prepayment Notices, the Company shall pay the Holders such amounts pro rata, based on the total amounts payable to such Holder relative to the total amounts payable to all Holders.”

The Series B stockholders consented to modify Section 4(b) of the Series B Certificate of Designation. Section 4(b) was modified as follows:

“The holders of Series B Preferred Stock shall have the exclusive right, voting separately as a single class, to elect the following number of members of the Board of Directors: one (1) member in the event the Board of Directors consists of one (1) to five (5) members; two (2) members in the event the Board of Directors consists of six (6) or more members (each such member elected by the Series B Preferred Stockholders, a “Preferred Stock Director”). Notwithstanding the foregoing, if VantagePoint Venture Partners or any affiliate thereof exercises, in whole or in part, its option to purchase Series B Preferred Stock under that certain Option Agreement, dated as of

July 15, 2003, by and among 550 Digital Media Ventures, Inc., the Company and VP Alpha Holdings IV, L.L.C., then the right of the holders of the Series B Preferred Stock to elect directors as a separate class shall immediately terminate and the board seats formerly allocated to the Preferred Stock Directors shall be filled by the vote of the Company’s shareholders generally. Except as permitted by Section 4(c) below, in no event shall the total number of members of the Board of Directors exceed eleven (11). In any such election the holders of Series B Preferred Stock shall be entitled to cast one vote per share of Series B Preferred Stock held of record on the record date for the determination of the holders of Series B Preferred Stock entitled to vote on such election. The initial Preferred Stock Director(s) shall be Thomas Gewecke, and he is elected to serve until his successor is duly elected; and thereafter the Preferred Stock Directors shall be elected at the same time as other members of the Board of Directors. A Preferred Stock Director may only be removed by the written consent or affirmative vote of at least a majority of the Series B Preferred Stock. If for any reason a Preferred Stock Director shall resign or otherwise be removed from the Board of Directors, then his or her replacement shall be a person elected by the holders of the Series B Preferred Stock, in accordance with the voting procedures set forth in this Section 4(b). In the event that the holders of Series B Preferred Stock choose not to, or otherwise fail to, elect a Preferred Stock Director at the time of the election of directors of the Company generally or, with respect to a Preferred Stock Director resignation or other removal from the Board of Directors, within thirty (30) days from the effective date of such resignation or removal, then the Board seat(s) otherwise reserved for the Preferred Stock Director(s) shall be considered vacant and may be filled by the Company in accordance with the provisions of its By-laws pertaining to the filling of vacant board seats generally and any director so appointed shall serve until the next election of the directors of the Company generally.”

Recommendation of the Board:

The Board recommends a vote “FOR” the approval of (1) the deletion of Section 12 from the Series A Certification of Designation and (2) the modifications to Section 4(b) of the Series B Certification of Designation.

Proposal 4. To Ratify the Appointment of Moss Adams LLP as the Company’s Independent

Auditors for Fiscal Year 2004.

Subject to stockholder ratification, the Board, upon the recommendation of the Audit Committee, has reappointed the firm of Moss Adams LLP, independent auditors, to audit the consolidated financial statements for the fiscal year ended March 31, 2004. Moss Adams LLP has served as the Company’s independent auditors since April 28, 2003. The Board, in its discretion, upon recommendation of the Audit Committee, may direct appointment of new independent auditors at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its stockholders. Representatives of Moss Adams LLP are expected to be present at the annual stockholder meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions. The Audit Committee has considered and believes that the provision of services described below is compatible with maintaining the independence of Moss Adams, LLP.

On April 28, 2003, the Board, upon the recommendation of the Audit Committee engaged Moss Adams LLP as independent auditor, replacing Merdinger, Fruchter, Rosen & Company, P.C. (“MFR&C”). MFR&C’s reports on the Company’s financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years and through the date of MFR&C’s dismissal, there were no disagreements with MFR&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to MFR&C’s satisfaction, would have caused MFR&C to make reference to the subject matter in connection with its report of the financial statements for such years and there were no reportable events as defined in item 304(a)(1)(v) of Regulation S-K.

Audit Fees

Fees for audit services rendered during fiscal years 2003 and 2002, were approximately $708,000 and $111,000 respectively, including fees associated with the annual audit, the reviews of our quarterly reports on

Form 10-Q, fees related to filings with the Securities and Exchange Commission and consultations on accounting issues and the application of new accounting pronouncements.

Audit-Related Fees

There were no fees for audit-related services for fiscal years 2003 and 2002.

Tax Fees

Fees for tax services rendered during fiscal years 2003 and 2002, were approximately $10,000 and $9,000, respectively relating to compliance fees for the preparation of tax returns, assistance with tax planning strategies and tax examination assistance.

All Other Fees

Audit fees rendered for due diligence on a potential acquisition was approximately $96,000 for fiscal year 2003. There were no other fees for fiscal year 2002.

The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by the independent auditors to the Company and acts to assure that the independent auditors are not engaged to perform specific non-audit services proscribed by law or regulation.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2003 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board:

Daniel L. Mosher

Thomas Gewecke

Lawrence R. Moreau (Chairman)

Recommendation of the Board:

The Board recommends a vote “FOR” the appointment of Moss Adams as independent auditors for fiscal year 2004.

Other Business

The Board knows of no other matters that may properly be, or are likely to be, brought before the stockholder meeting. On November 14, 2003, the Board amended the Company’s Bylaws by adding Section 10 to Article 1. This new section governs the timing and nature of advance notice required to be given to the Company by stockholders wishing to introduce director nominations or other business or matters to be considered at a meeting of the Company’s stockholders. Information concerning the new notice requirements is contained in Stockholder Proposals and Communications with Directors.

Stockholder Action

On October 30, 2003, the Board removed Brad Greenspan as Chairman of the Board and Mr. Greenspan resigned his position as the Company’s Chief Executive Officer. Mr. Greenspan remained a member of the Board until his resignation from the Board on December 11, 2003.

On November 14, 2003, the Board considered and approved an amendment to the Company’s bylaws that requires stockholders to give the Company advance notice of their intent to nominate directors or bring other business before an annual stockholder’s meeting. On November 18, 2003, the Company announced that its stockholder’s meeting, originally planned for November 20, 2003 with a record date of October 23, 2003, would be held January 21, 2004 and that the record date for the meeting would be December 1, 2003. The announcement of the new date for the stockholder’s meeting commenced a ten-day notice period under the advance notification bylaw provision. On November 20, 2003, the Board determined to set the size of the Board for the next term, i.e. the term beginning on the date of the next annual meeting of stockholders, at seven. With a seven-member Board, the holders of Series B preferred stock are entitled to elect two directors and the holders of Series C preferred stock are entitled to elect two directors. Accordingly, the Board nominated three directors to stand for election at the stockholder’s meeting.

On December 11, 2003, Mr. Greenspan filed a complaint in the Court of Chancery of the State of Delaware against the Company, its directors and VantagePoint Alpha Holdings IV, L.L.C. alleging generally that the Board breached its fiduciary duties in connection with the actions described above. Allegations in Mr. Greenspan’s complaint include, among others, that the advance notification bylaw provision was not properly adopted under the terms of the Company’s certificate of incorporation, that the Board did not disclose the bylaw amendment in a timely manner, that the Board changed the record date for the stockholder’s meeting in a manner that violated Delaware law, that the resolution setting the size of the Board was not properly adopted under the terms of the Company’s certificate of incorporation, and that the Board adopted the advance notification bylaw provision and reduced the size of the Board to seven for the sole purpose of entrenching the directors in office, transferring control of the Board to the holders of Series B and Series C preferred stock and depriving Mr. Greenspan and other stockholders of their voting rights in violation of Delaware law.

The relief sought by Mr. Greenspan includes, among other things, invalidating the advance notification bylaw provision and the reduction in the number of directors that may be voted on by the common stockholders, declaring that the Board breached it fiduciary duties and changed the record date for an improper purpose, enjoining the voting of the shares of Series C preferred stock at the stockholder’s meeting, and postponing the stockholder’s meeting until such time as Mr. Greenspan has had sufficient time to solicit proxies for an opposing slate of director nominees to the Board.

The Board does not agree with Mr. Greenspan’s allegations and believes they are without merit. Nevertheless, we have taken actions that render certain of his allegations moot. First, we moved the date of our stockholder’s meeting to January 29, 2004 and, upon announcing the new meeting date, we restarted the notice period in the advance notification bylaw provision, providing stockholders, including Mr. Greenspan, with an opportunity to comply with the provision. Second, to avoid spending considerable resources litigating what we believe are non-substantive issues in his complaint, we increased the number of members of the Board from seven to eight, which includes four directors to be elected at the stockholder’s meeting by the Company’s stockholders generally.

The Delaware Court of Chancery has scheduled a hearing for December 22, 2003 to determine whether, in light of the Board’s actions, any claims in Mr. Greenspan’s complaint need to be tried on an expedited basis. The Court has reserved January 13 and January 15, 2004 for trial, if necessary.

On December 15, 2003, Mr. Greenspan filed a Schedule 13D with the SEC in which he indicated that he is considering the following: proposing the removal of the current Board and proposing a new slate of directors to be voted upon at the stockholder’s meeting, opposing one or more of the matters to be voted on at the stockholder’s meeting, proposing amendments to the Company’s bylaws and/or certificate of incorporation, and soliciting proxies and/or consents. Mr. Greenspan further indicated in the Schedule 13D that he is considering whether to bring additional litigation concerning such matters.

In the event that stockholders receive proxy materials from Mr. Greenspan, the Board urges stockholders not to sign or return Mr. Greenspan’s proxy card.

Stockholder Proposals and Communications with Directors

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our annual meeting of stockholders for fiscal year ending March 31, 2004 (the “2004 Annual Meeting”) by submitting their proposals to us in a timely manner. Generally, in order to be included in our proxy materials for the 2004 Annual Meeting, stockholder proposals must be received by us no later than 120 days prior to the one year anniversary of the date we mailed this proxy statement to our stockholders. Rule 14a-8 of the Exchange Act, however, provides that in the event the date of the next annual stockholder’s meeting has been changed by more than 30 days from the date of the current year stockholder’s meeting, then the stockholder proposal deadline is a reasonable time before we begin to print and mail our proxy materials. We intend to hold our 2004 Annual Meeting in August 2004. Therefore, to be included in our proxy materials for the 2004 Annual Meeting, stockholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and be received by us no later than May 31, 2004.

In addition, our bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and director nominations, not included in our proxy statement but which are proposed to be properly brought before an annual meeting of stockholders. To be timely, a stockholder’s notice shall be delivered not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 90th day prior to such annual meeting and not later than the 70th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Proposals should be sent to the Office of the Secretary, eUniverse, Inc., 6060 Center Drive, Suite 300, Los Angeles, California 90045. You may contact the Office of the Secretary for a copy of the relevant bylaw provisions for the requirements for making stockholder proposals and nominating director candidates. As stated above, we intend to hold our 2004 Annual Meeting of stockholders in August 2004. Accordingly, stockholder proposals should be submitted to the Office of the Secretary no later than May 31, 2004.

The Board carefully considers all stockholder proposals. When adoption of a stockholder proposal is clearly in the best interest of eUniverse and our stockholders, and can be accomplished without stockholder approval, the proposal is implemented without inclusion in our proxy materials.

Stockholders may communicate with directors by contacting the Office of the Secretary at (310) 215-1001. The Office of the Secretary will relay the question or message to the specific director the stockholder wants to communicate with or if no specific director is requested, the Office of the Secretary will relay the question or message to the Chairman of the Board.

Each member of the Board has indicated their intent to attend the 2003 stockholder meeting. Stockholders are encouraged to direct any questions that they may have to the directors or management at that time. All members of the Board attended the 2002 stockholder meeting.

Information About The Stockholder Meeting

Our common stock, Series A preferred stock, Series B preferred stock and Series C preferred stock are entitled to vote at the annual stockholder meeting. Stockholders of record on December 1, 2003 are entitled to vote at our stockholder meeting. Each common stockholder is entitled to one vote for each share of common stock held. Each Series A preferred stockholder is entitled to 1.278 votes for each share of Series A preferred stock held. Each Series B preferred stockholder is entitled to one vote for each share of Series B preferred stock held. Each Series C preferred stockholder is entitled to one vote for each share of Series C preferred stock held. There are 28,745,469 votes to be cast by common stockholders, 351,770 votes to be cast by Series A preferred stockholders, 1,923,077 votes to be cast by Series B preferred stockholders and 5,333,333 votes to be cast by Series C preferred stockholders, for an aggregate of 36,353,649 votes.

The presence in person or by proxy of 50 % of the shares entitled to vote at the annual stockholders meeting constitutes a quorum. Directors nominated by the Board are elected by a plurality of votes cast. A majority of the votes cast are required to approve all other matters. Only votes cast at a stockholder meeting can determine the outcome of the proposal. Abstentions, broker non-votes and withheld votes are not considered “votes cast” based on state law and our Certificate of Incorporation and By-laws.

All stockholder meeting proxies, ballots and tabulations that identify individual stockholder names are kept secret, and no such document shall be available for examination, nor shall the identity or the vote of any stockholder be disclosed except as may be necessary by law. Votes are counted by employees of Corporate Stock Transfer, Inc., our independent transfer agent and registrar, and certified by the inspectors of election who are employees of Corporate Stock Transfer, Inc.

Shares cannot be voted unless a signed proxy card is returned, or other specific arrangements are made to have shares represented at the meeting. Any stockholder giving a proxy may revoke it at any time before it is voted by giving notice of revocation in writing to the Corporate Secretary, by duly executing and delivering to the Corporate Secretary a proxy bearing a later date or by voting in person at the annual stockholder meeting. If a stockholder who has executed and returned a proxy card is present at the meeting and wishes to vote in person, he or she may elect to do so; and any such vote in person will automatically revoke the power of the proxy holder to vote his or her proxy.

Stockholders are encouraged to specify their choices by marking the appropriate boxes on the enclosed proxy card. Shares will be voted in accordance with such instructions. However, it is not necessary to mark any boxes if you wish to vote in accordance with the Boards’ recommendations; merely sign, date, and return the proxy card in the enclosed envelope.

The proxy accompanying this proxy statement is solicited by the Board. Proxies may also be solicited on behalf of the Board by Company officers, none of whom will receive any compensation for their services. In addition, the Board has retained MacKenzie Partners, Inc. to assist in soliciting proxies for a fee of approximately $25,000, plus reasonable out-of-pocket expenses.

The Company’s 2003 Annual Report on Form 10-K will be mailed to our stockholders together with this proxy statement. Additional copies of the Company’s Form 10-K (without exhibits) will be furnished to each stockholder without charge upon request in writing to: Christopher Lipp, Secretary, eUniverse, Inc., 6060 Center Drive, Suite 300, Los Angeles, California 90045. Exhibits listed in the Company’s Form 10-K are available upon written request in the manner set forth above at a nominal charge for printing and mailing.

Christopher S. Lipp Secretary, Senior Vice President and General Counsel

December 30, 2003

Appendix A

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THIS WARRANT.

eUniverse, Inc.

WARRANT TO PURCHASE SHARES OF SERIES C PREFERRED STOCK

THIS CERTIFIES THAT, for value received, VP Alpha Holdings IV, L.L.C.., a Delaware corporation, and its assignees are entitled to subscribe for and purchase 1,000,000 shares of the fully paid and nonassessable Series C Preferred Stock (as adjusted pursuant to Section 5 hereof, the “Shares”) of eUniverse, Inc., a Delaware corporation (the “Company”), at the Warrant Price as set forth in Section 2 below, subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term “Series Preferred” shall mean the Company’s authorized Series C Preferred Stock, and any stock into or for which such Series C Preferred Stock may hereafter be converted or exchanged, and (b) the term “Date of Grant” shall mean the Date of Grant listed on the signature page hereof.

1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through 5 p.m., Pacific standard time, five (5) years from the Date of Grant.

2. Warrant Price. The price at which this Warrant may be exercised shall be $2.00 per share of Series C Preferred Stock. Such price and such other price as shall result, from time to time, from the adjustments specified in Section 5 hereof is herein referred to as the “Warrant Price”.

3. Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, by wire transfer to an account designated by the Company (a “Wire Transfer”), or by the cancellation by the holder hereof of indebtedness or other obligations of the Company to such holder of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased, or (b) exercise of the right provided for in Section 11.3 hereof. The person or persons in whose name(s) any certificate(s) representing shares of Series Preferred shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof by the Company at the Company’s expense as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period.

4. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be duly authorized, validly issued, fully paid and nonassessable, and free from all taxes, liens, encumbrances, preemptive rights and charges. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Series Preferred to provide for the exercise of the rights represented by this Warrant and a sufficient number of shares of its Common Stock to provide for the conversion of the Series Preferred into Common Stock, and from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Series Preferred issuable upon exercise of the Warrant (and shares of its Common Stock for issuance on conversion of such Series Preferred).

5. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Conversion of Series Preferred. Should all of the Company’s Series Preferred be, or if outstanding would be, at any time prior to the expiration of this Warrant or any portion thereof, converted into shares of the Company’s Common Stock in accordance with the Company’s Certificate of Incorporation, then the Company shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive that number of shares of the Company’s Common Stock equal to the number shares of the Common Stock that would have been received if this Warrant had been exercised in full and the Series Preferred received thereupon had bee simultaneously converted immediately prior to such event, and the Warrant Price shall immediately be adjusted to equal the quotient obtained by dividing (i) the aggregate Warrant Price of the maximum number of shares of Series Preferred for which this Warrant was exercisable immediately prior to such conversion, by (ii) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion. Such new Warrant shall be immediately exercisable and shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 and shall provide for anti-dilution protection that shall be as nearly equivalent as may be practicable to the anti-dilution provision applicable to the Series Preferred on the Date of Grant. For purposes of the foregoing, the “Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company as amended and/or restated and effective immediately prior to the conversion of all of the Company’s Series Preferred. At the time of any such conversion of all of the Company’s Series Preferred, references herein to Series Preferred shall be deemed to refer to the Company’s Common Stock to the extent necessary to give appropriate meaning to the provisions hereof.

(b) Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Series Preferred theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reclassification, change or merger if this Warrant had been exercised immediately before such reclassification, change or merger, all subject to further adjustment as provided in this Section 5. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 and, in the case of a new Warrant issuable after the amendment of the terms of the anti-dilution protection of the Series Preferred, shall provide for anti-dilution protection that shall be as nearly equivalent as may be practicable to the anti-dilution provisions applicable to the Series Preferred on the Date of Grant. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(c) Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Warrant Price shall be proportionately decreased in the case of a split or subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

(d) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Series Preferred payable in Series Preferred, or (ii) make any other distribution with respect to Series Preferred (except any distribution specifically provided for in Sections 5(b) and 5(c)), of Series Preferred, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Series Preferred outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Series Preferred outstanding immediately after such dividend or distribution.

(e) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares of Series Preferred purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

(f) Anti-dilution Rights. The other antidilution rights applicable to the Shares of Series Preferred purchasable hereunder are set forth in the Company’s Certificate of Incorporation, as amended through the Date of Grant, a true and complete copy of which has been supplied to the holder of this Warrant (the “Charter”). The Company shall promptly provide the holder hereof with any restatement, amendment, modification or waiver of the Charter promptly after the same has been made.

6. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 14 hereof, by first class mail, postage prepaid) to the holder of this Warrant. In addition, whenever the conversion price or conversion ratio of the Series Preferred shall be adjusted, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the conversion price or ratio of the Series Preferred after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 14 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

7. Fractional Shares. No fractional shares of Series Preferred will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Series Preferred on the date of exercise as reasonably determined in good faith by the Company’s Board of Directors.

8. Compliance with Act; Disposition of Warrant or Shares of Series Preferred.

(a) Compliance with Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the shares of Series Preferred to be issued upon exercise hereof and any Common Stock issued upon conversion thereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Series Preferred to be issued upon exercise hereof or any Common Stock issued upon conversion thereof except under circumstances which will not result in a violation of the

Act or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the shares of Series Preferred so purchased (and any shares of Common Stock issued upon conversion thereof) are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all shares of Series Preferred issued upon exercise of this Warrant and all shares of Common Stock issued upon conversion thereof (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.”

Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

(1) The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Act. The holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Act.

(2) The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder’s investment intent as expressed herein.

(3) The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

(b) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any shares of Series Preferred acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such shares of Series Preferred or Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Series Preferred to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Promptly upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such shares of Series Preferred or Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 8(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such shares of Series Preferred or Common Stock may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the shares of Series Preferred thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(c) Applicability of Restrictions. Neither any restrictions of any legend described in this Warrant nor the requirements of Section 8(b) above shall apply to any transfer or grant of a security interest in, this Warrant (or the Series Preferred or Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership, (ii) to a partnership of which the holder is a partner, or (iii) to any affiliate of the holder if the holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant as if an original signatory hereto.

9. Rights as Shareholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Series Preferred or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders.

10. Registration Rights. The Company grants registration rights to the holder of this Warrant for any Common Stock of the Company obtained upon conversion of the Series Preferred, comparable to the registration rights granted to the investors in that certain Registration Rights Agreement dated as of October 31, 2003 (the “Registration Rights Agreement”).

11. Additional Rights.

11.1 Secondary Sales. The Company agrees that it will not interfere with the holder of this Warrant in obtaining liquidity if opportunities to make secondary sales of the Company’s securities become available.

11.2 Mergers. The Company shall provide the holder of this Warrant with at least thirty (30) days’ notice of the terms and conditions of any of the following potential transactions: (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of. The Company will cooperate with the holder in arranging the sale of this Warrant in connection with any such transaction.

11.3 Right to Convert Warrant into Stock: Net Issuance.

(a) Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into shares of Series Preferred (or Common Stock if the Series Preferred has been automatically converted into Common Stock) as provided in this Section 11.3 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) (X) that number of shares of fully paid and nonassessable Series Preferred (or Common Stock if the Series Preferred has been automatically converted into Common Stock) equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection (b) hereof), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (Y) the fair market value of one share of Series Preferred (or Common Stock if the Series Preferred has been automatically converted into Common Stock) on the Conversion Date (as herein defined).

Expressed as a formula, such conversion (assuming the Series Preferred has been automatically converted into Common Stock) shall be computed as follows:

X	=	B - A
Y

Where: X	=	the number of shares of Common Stock that may be issued to holder
Y	=	the fair market value (FMV) of one share of Common Stock
A	=	the aggregate Warrant Price (i.e., Converted Warrant Shares x Warrant Price)
B	=	the aggregate FMV (i.e., FMV x Converted Warrant Shares)

No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 10 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

(b) Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 11.3(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a “Public Offering”). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date. Any conversion from Series Preferred to Common Stock shall be in the ratio of one (1) share of Common Stock for each share of Series Preferred (as adjusted herein and in the Charter). On the Date of Grant, each share of the Series Preferred represented by this Warrant is convertible into one (1) share of Common Stock.

(c) Determination of Fair Market Value. For purposes of this Section 11.3, “fair market value” of a share of Series Preferred (or Common Stock if the Series Preferred has been automatically converted into Common Stock) as of a particular date (the “Determination Date”) shall mean:

(i) If the Conversion Right is exercised in connection with and contingent upon the closing of the sale and issuance of shares of Common Stock of the Company in a firmly underwritten public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended, (“Public

Offering”), and if the Company’s Registration Statement relating to such Public Offering (“Registration Statement”) has been declared effective by the SEC, then the initial “Price to Public” specified in the final prospectus with respect to such offering.

(ii) If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

(A) If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the 30-day period ending five business days prior to the Determination Date, and the fair market value of the Series Preferred shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Series Preferred is then convertible;

(B) If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the 30-day period ending five business days prior to the Determination Date, and the fair market value of the Series Preferred shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Series Preferred is then convertible; and

(C) If there is no public market for the Common Stock, then fair market value shall be determined by mutual agreement of the holder of this Warrant and the Company.

12. Representations and Warranties. The Company represents and warrants to the holder of this Warrant that:

(a) Loan Agreement. The representations and warranties of the Company contained in that certain [Senior Secured Bridge Note Purchase Agreement (the “Note Purchase Agreement”) between the Company and the initial holder hereof, dated as of             , 2003] [Credit Agreement dated             , 2003 by and between the Company and [Bank], are true, complete and correct.

(b) Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Warrant and any other agreement contemplated hereby, to sell and issue the Warrant, to sell and issue the Shares upon exercise of the Warrant upon the terms of the Warrant, to sell and issue the shares of Common Stock issuable upon conversion of the Shares (the “Conversion Shares”) and to carry out and perform its obligations under the terms of this Agreement and any other agreement contemplated hereby or thereby. (The Shares and the Conversion Shares are collectively referred to hereinafter as the “Underlying Stock.”)

(c) Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, sale and issuance of the Warrant, the Warrant Shares and the Conversion Shares, and the performance of the Company’s obligations hereunder, contemplated hereby and the reservation of the Underlying Stock has been taken. This Agreement and the Warrant and the other transactions contemplated hereby are valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

(d) Rights. The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Company’s Certificate of Incorporation, a true and complete copy of which has been provided to the holder of this Warrant.

(e) No Inconsistency. The execution and delivery of this Warrant is not, and the issuance of the Shares upon exercise of the Warrant in accordance with the terms hereof, and the issuance of the Conversion Shares upon conversion of the Shares, will not be, inconsistent with the Certificate of Incorporation or the Company’s Bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby and, except for defaults, conflicts, or contraventions, or where the failure to obtain any such consent or approval, or to register, file, or take any action, would not have a Material Adverse Effect (as defined in the Note Purchase Agreement).

(f) No Suits. Except as set forth in Schedule              to the [Credit Agreement] [Note Purchase Agreement], there are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, would reasonably be expected to have a Material Adverse Effect (as defined in the Note Purchase Agreement) or a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

13. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

14. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

15. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Series Preferred issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant.

16. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

17. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

18. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California without regard to the conflicts of law principle.

19. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant and the exercise or conversion of this Warrant (or any part hereof). All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

20. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

21. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

22. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

23. Dispute Resolution. In the event of any dispute arising out of or relating to this Warrant, then such dispute shall be resolved solely and exclusively by confidential binding arbitration with the San Francisco branch of JAMS (“JAMS”) to be governed by JAMS’ Commercial Rules of Arbitration (the “JAMS Rules”) and heard before one arbitrator. The parties shall attempt to mutually select the arbitrator. In the event they are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the JAMS Rules. Each party shall bear its own attorneys’ fees, expert witness fees, and costs incurred in connection with any arbitration.

24. Construction. This Agreement has been negotiated and drafted by both parties with counsel and its language shall be construed as to its fair meaning and not strictly for or against any party.

25. Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

eUniverse, Inc.

By

Title

Address:

Date of Grant:             ,

Appendix B

CERTIFICATE OF DESIGNATION OF SERIES C CONVERTIBLE PREFERRED STOCK

OF eUNIVERSE, INC.

eUniverse, Inc., a Delaware corporation (the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company, as required by Section 151 of the Delaware General Corporation Law pursuant to a meeting of the Board of Directors commenced on October 27, 2003:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the “Board of Directors”) by the provisions of the Certificate of Incorporation of the Company (the “Certificate of Incorporation“), there is hereby created, out of the 40,000,000 shares of preferred stock, par value $.10 per share, of the Company authorized in Article Fourth of the Certificate of Incorporation (the “Preferred Stock”), a series of the Preferred Stock consisting of 20,000,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

Section 1. Designation of Amount.

The shares of Preferred Stock created hereby shall be designated the “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”) and the authorized number of shares constituting such series shall be 20,000,000. The Series C Preferred Stock shall rank pari passu with the Series C-1 Preferred Stock (the “Series C-1 Preferred Stock” and along with the Series C Preferred Stock, the “Combined Series C Preferred Stock”), senior to the Series A 6% Convertible Preferred Stock (the “Series A Preferred Stock”) and senior to the Series B Convertible Preferred Stock (the “Series B Preferred Stock”) as to dividends, distributions or as to distributions of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary.

Section 2. Dividends.

The holders of the then outstanding shares of Series C Preferred Stock will be entitled to receive cumulative stock dividends, accruing on a daily basis from the Original Issuance Date (as hereinafter defined) through and including the date on which such dividends are paid at the annual rate of 8% (the “Applicable Rate”) of the Liquidation Preference (as hereinafter defined) per share of the Series C Preferred Stock. The stock dividends to be issued hereunder shall be issued on the last day of each calendar quarter, in the form of Series C Preferred Stock. By way of example, a holder of 100,000 shares of Series C Preferred Stock shall be entitled to receive 2,000 shares of Series C Preferred Stock as its quarterly stock dividend. The term “Original Issuance Date” means October 31, 2003. The stock dividends provided for in this Section 2(a) are hereinafter referred to as “Base Dividends.” The Base Dividends shall be eliminated and of no further effect as of twelve (12) months after the Original Issuance Date.

In addition to Base Dividends (if still in effect), in the event any dividends are declared or paid or any other distribution is made on or with respect to the common stock, par value $.001 per share (“Common Stock”), the holders of the Series C Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be entitled to receive as additional dividends (the “Additional Dividends”) an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had the Series C Preferred Stock been converted into Common Stock as of the date immediately prior to the record date of such dividend or distribution on the Common Stock, such Additional Dividends to be payable on the same payment date as the payment date for the dividend on the Common Stock established by the Board of Directors (the

“Additional Dividend Payment Date”); provided, however, that if the Company declares and pays a dividend or makes a distribution on the Common Stock consisting in whole or in part of Common Stock, then no such dividend or distribution shall be payable in respect of the Series C Preferred Stock on account of the portion of such dividend or distribution on the Common Stock payable in Common Stock and in lieu thereof the anti-dilution adjustment in Section 5(e) below shall apply. The record date for any such Additional Dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Additional Dividends shall be payable to the individual, entity or group (a “Person”) in whose name the Series C Preferred Stock is registered at the close of business on the applicable record date.

No dividend shall be paid or declared on any share of Common Stock (other than dividends payable in Common Stock for which an adjustment is made pursuant to Section 5(e)(iv) hereof), unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Series C Preferred Stock in an amount determined as set forth in paragraph (b) above. For purposes hereof, the term “dividends” shall include any pro rata distribution by the Company, out of funds of the Company legally available therefor, of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings.

Prior to declaring any dividend or making any distribution on or with respect to shares of Common Stock, the Company shall take all prior corporate action necessary to authorize the issuance of any securities payable as a dividend in respect of the Series C Preferred Stock.

Section 3. Liquidation Preference.

In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series C Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to $1.50 per share of Series C Preferred Stock plus the amount of any accrued and unpaid Base Dividends as of such date, calculated pursuant to Section 2 and any declared but unpaid Additional Dividends as of such date (collectively, the “Liquidation Preference”). Such payment shall be made at the same time any payment shall be made or any assets distributed to the holders of Series C-1 Preferred Stock and before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock, the holders of the Series B Preferred Stock, the holders of the Series A Preferred Stock or any other class or series of the Company‘s capital stock ranking junior as to liquidation rights to the Series C Preferred Stock. After the Liquidation Preference has been paid in full pursuant to this Section, the holders of the Series B Preferred Stock shall be entitled to receive their liquidation preference as set forth in the Certificate of Designation of Series B Preferred Stock. After the liquidation preference of the Series B Preferred Stock has been paid in full, the holders of the Series A 6% Convertible Preferred Stock shall be entitled to receive their liquidation preference as set forth in the First Amendment to the Certificate of Designation of the Series A Preferred Stock. Following payment, first, to the holders of the Combined Series C Preferred Stock of the full preferential amounts described in the first sentence of this Section 3 (and with respect to holders the holders of Series C-1 Preferred Stock, their preferential amount) and, second, to the holders of Series B Preferred Stock of their preferential amount and, third, to the holders of the Series A Preferred Stock of their full preferential amounts, the remaining assets (if any) of the Company available for distribution to stockholders of the Company shall be distributed, subject to the rights of the holders of shares of any other series of Preferred Stock ranking prior to the Common Stock as to distributions upon Liquidation, pro rata among (i) the holders of the then outstanding shares of Combined Series C Preferred Stock (as if the Combined Series C Preferred Stock had been converted into Common Stock as of the date immediately prior to the date fixed for determination of stockholders entitled to receive such distribution), (ii) the holders of the then outstanding shares of Series B Preferred Stock (as if the Series B Preferred Stock had been converted into Common Stock as of the date immediately prior to the date fixed for determination of stockholders entitled to receive such distribution), (iii) the holders of the then outstanding shares of Series A Preferred Stock (as if the Series A Preferred Stock had been converted into Common Stock as of the date immediately prior to the date fixed for determination of stockholders entitled to receive such distribution) and

(iv) the holders of the then outstanding shares of Common Stock and any other shares of capital stock of the Company ranking on a parity with the Common Stock as to distributions upon Liquidation. If upon any Liquidation the assets available for payment of the Liquidation Preference are insufficient to permit the payment to the holders of the Combined Series C Preferred Stock of the full preferential amounts described in this paragraph, then all the remaining available assets shall be distributed ratably among the holders of the then outstanding Combined Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. A Corporate Transaction (as hereinafter defined), shall at the election of the holders of a majority of the Combined Series C Preferred Stock outstanding at the time constitute a Liquidation for purposes of this Section 3, other than an Excluded Corporate Transaction (as hereinafter defined).

Section 4. Voting Rights.

(a) Except as otherwise provided by applicable law and in addition to any voting rights provided by law, the holders of outstanding shares of the Combined Series C Preferred Stock:

(i) shall be entitled to vote together with the holders of the Common Stock as a single class on all matters submitted for a vote of holders of Common Stock;

(ii) shall have such other voting rights as are specified in the Certificate of Incorporation or as otherwise provided by Delaware law; and

(iii) shall be entitled to receive notice of any stockholders’ meeting in accordance with the Certificate of Incorporation and By-laws of the Company.

For purposes of the voting rights set forth in this Section 4(a), each share of Combined Series C Preferred Stock shall entitle the holder thereof to cast one vote for each whole vote that such holder would be entitled to cast had such holder converted its Combined Series C Preferred Stock into shares of Common Stock as of the date immediately prior to the record date for determining the stockholders of the Company eligible to vote on any such matter.

(b) So long as at least 51% of the originally issued Series C Preferred Stock remains outstanding, the holders of Combined Series C Preferred Stock shall have the exclusive right, voting separately as a single class, to elect two (2) members of the Board of Directors (each such member elected by the Combined Series C Preferred Stockholders, a “Series C Preferred Stock Director”). Except as permitted by Section 4(c) below in no event shall the total number of members of the Board of Directors exceed nine (9). In any such election the holders of Combined Series C Preferred Stock shall be entitled to cast one vote per share of Combined Series C Preferred Stock held of record on the record date for the determination of the holders of Combined Series C Preferred Stock entitled to vote on such election. The initial Series C Preferred Stock Directors shall be as designated by written notice to the Company from a majority-in-interest of the holders of the Combined Series C Preferred Stock and they are elected to serve until their successors are duly elected; and thereafter the Series C Preferred Stock Directors shall be elected at the same time as other members of the Board of Directors. A Series C Preferred Stock Director may only be removed by the written consent or affirmative vote of at least a majority of the Combined Series C Preferred Stock. If for any reason a Series C Preferred Stock Director shall resign or otherwise be removed from the Board of Directors, then his or her replacement shall be a person elected by the holders of the Combined Series C Preferred Stock, in accordance with the voting procedures set forth in this Section 4(b).

(c) So long as at least 51% of the originally issued Series C Preferred Stock remains outstanding, the Company shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the outstanding shares of Combined Series C Preferred Stock, (i) amend, alter, waive or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation, including this Certificate of Designation, or By-laws of the Company or any provisions thereof (including the adoption of a new provision thereof) or (ii) increase the size of the Board of Directors beyond nine (9) members. The vote of the holders of at least two-thirds of the outstanding shares of Combined Series C

Preferred Stock, voting separately as one class, shall be necessary to adopt any alteration, amendment or repeal of any provision of this Resolution, in addition to any other vote of stockholders required by law.

(d) So long as at least 51% of the originally issued Series C Preferred Stock remains outstanding, the Company shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock create, authorize or issue any class, series or shares of Preferred Stock or any other class of capital stock ranking either as to payment of dividends, distributions or as to distributions of assets upon Liquidation (x) prior to the Series C Preferred Stock or (y) on a parity with the Series C Preferred Stock. The vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting separately as one class, shall be necessary to adopt any alteration, amendment or repeal of any provision of this Resolution, in addition to any other vote of stockholders required by law.

(e) So long as VantagePoint Venture Partners IV (Q), L.P. together with any of its affiliates owns at least 2,666,667 shares of Series C Preferred Stock or Common Stock (as appropriately adjusted for any stock split, combination, reorganization, reclassification, stock dividend, stock distribution or similar event), the Company shall not, without the written consent or affirmative vote of at least two-thirds of the Board of Directors (i) enter into an agreement to, or consummate, a Corporate Transaction, (ii) enter into transactions which result in or require the Company to issue shares of its capital stock in excess of 5% (in any one transaction) or 12.5% (in the aggregate, in a series of transactions commencing on or after the Original Issuance Date) of the Company‘s issued and outstanding shares of capital stock, (iii) enter into transactions which result in or require the Company to pay (whether in cash, stock or a combination thereof) in excess of 5% (in any one transaction) or 12.5% (in the aggregate, in a series of transactions commencing on or after the Original Issuance Date) of the Company‘s then-current market capitalization, (iv) increase or decrease the number of authorized shares of capital stock, (v) directly or indirectly declare or pay any dividend or make any other distribution in respect thereof, or directly or indirectly purchase, redeem, repurchase or otherwise acquire any shares of capital stock of the Company or any subsidiary, whether in cash or property or in obligations of the Company or any subsidiary, other than repurchases pursuant to an employee’s employment or incentive agreement and upon an employee’s termination and at a price not to exceed such employee’s cost, (vi) increase or decrease the size of the Company‘s Board of Directors; provided that in no event shall the total number of members of the Board of Directors exceed nine (9).

Section 5. Conversion Rights.

(a) General. Subject to and upon compliance with the provisions of this Section 5, the holders of the shares of Series C Preferred Stock shall be entitled, at their option, at any time to convert all or any such shares of Series C Preferred Stock into a number of fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100,000th of a share) of Common Stock. The number of shares of Common Stock to which a holder of Series C Preferred Stock shall be entitled upon conversion shall be determined by dividing (x) the Liquidation Preference of such Series C Preferred Stock as of the Conversion Date (as hereinafter defined) by (y) the Conversion Price in effect at the close of business on the Conversion Date (determined as provided in this Section 5).

(b) Automatic Conversion. Each share of Series C Preferred Stock shall automatically convert, immediately upon the written consent of holders of more than 50% of issued and outstanding Series C Preferred Stock (the “Automatic Conversion Date”) into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock (calculated as to each conversion to the nearest 1/100,000th of a share) to which a holder of Series C Preferred Stock shall be entitled upon such automatic conversion shall be determined by dividing (x) the Liquidation Preference of such Series C Preferred Stock as of the Automatic Conversion Date by (y) the Conversion Price in effect at the close of business on the Business Day immediately preceding such closing date. Such conversion shall occur automatically and without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent. Upon the occurrence of such automatic conversion of the

Series C Preferred Stock, the holders of Series C Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series C Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series C Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

(c) Conversion Price. The conversion price (the “Conversion Price”) shall initially be $1.50, subject to adjustment from time to time in accordance with Section 5(e).

(d) Fractions of Shares. Unless the holder of shares of Series C Preferred Stock being converted specifies otherwise, the Company shall issue fractional shares of Common Stock (carried out to seven decimal places) upon conversion of shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock to be issued shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series C Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional share in an amount equal to the product of such fraction multiplied by the Fair Market Value (as hereinafter defined) of one share of Common Stock on the Conversion Date.

(e) Adjustments to Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

(i) Upon Issuance of Common Stock. If the Company shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock (other than an issuance of Common Stock as a dividend or in a split of or subdivision in respect of which the adjustment provided for in Section 5(e)(iv) applies), options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (other than Excluded Stock (as defined below)) without consideration or for consideration per share less than the Conversion Price in effect immediately prior to such issuance, then such Conversion Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

(A) the Conversion Price in effect immediately prior to the issuance of such Common Stock, options, rights or securities by

(B) a fraction of which (x) the denominator shall be the number of shares of Common Stock outstanding on a fully-diluted basis immediately after such issuance and (y) the numerator shall be the sum of (i) the number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance and (ii) the number of additional shares of Common Stock which the aggregate consideration for the number of shares of Common Stock so offered would purchase at the Conversion Price.

For purposes of this Section 5(e), “fully diluted basis” shall be determined in accordance with the treasury stock method of computing fully diluted earnings per share in accordance with GAAP.

(ii) Upon Acquisition of Common Stock. If the Company or any subsidiary shall, at any time or from time to time after the Original Issuance Date, directly or indirectly, redeem, purchase or otherwise acquire any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock (other than shares of Series C Preferred Stock that are redeemed according to their terms), or options to purchase or rights to subscribe for such convertible or exchangeable securities, for a consideration per share greater than the Fair Market Value (plus, in the case of such options, rights, or securities, the additional consideration required to be paid to the Company upon exercise, conversion or exchange) per share of

Common Stock immediately prior to such event, then the Conversion Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

(A) the Conversion Price in effect immediately prior to such event by

(B) a fraction of which (x) the denominator shall be the Fair Market Value per share of Common Stock immediately prior to such event and (y) the numerator shall be the result of dividing:

a) (1) the product of (A) the number of shares of Common Stock outstanding on a fully-diluted basis and (B) the Fair Market Value per share of Common Stock, in each case immediately prior to such event, minus (2) the aggregate consideration paid by the Company in such event (plus, in the case of such options, rights, or convertible or exchangeable securities, the aggregate additional consideration to be paid by the Company upon exercise, conversion or exchange), by

b) the number of shares of Common Stock outstanding on a fully diluted basis immediately after such event.

(iii) For the purposes of any adjustment of a Conversion Price pursuant to paragraphs (1) of this Section 5(e), the following provisions shall be applicable:

(1)	In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

(2)	In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof.

(3)	In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (except for options to acquire Excluded Stock):

(A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (i) and (ii) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

(B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraphs (i) and (ii) above);

(C) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

(D) no further adjustment of the Conversion Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

(iv) Upon Stock Dividends, Subdivisions or Splits. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of Series C Preferred Stock shall be increased in proportion to such increase in outstanding shares.

(v) Upon Combinations. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(vi) Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), each share of Series C Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such Series C Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers. The Company shall not effect any such reorganization, reclassification, consolidation or merger unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such reorganization, reclassification, consolidation, shall assume, by written instrument, the obligation to deliver to the holders of the Series C Preferred Stock such shares of stock, securities or assets, which, in accordance with the foregoing provisions, such holders shall be entitled to receive upon such conversion.

(vii) Deferral in Certain Circumstances. In any case in which the provisions of this Section 5(e) shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event:

(1)	issuing to the holder of any Series C Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event and issuing to such holder only the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and

(2)	paying to such holder any amount in cash in lieu of fractional share of capital stock pursuant to Section 5(d) above; provided, however, that the Company shall deliver to such holder an appropriate instrument or due bills evidencing such holder’s right to receive such additional shares and such cash.

(viii) Other Anti-Dilution Provisions. If the Company has issued or issues any securities on or after the Original Issuance Date containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in this Section 5, such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth herein and, to the extent inconsistent with any provision herein, shall be deemed to be substituted therefor.

(ix) Appraisal Procedure. In any case in which the provisions of this Section 5(e) shall necessitate that the Appraisal Procedure be utilized for purposes of determining an adjustment to the Conversion Price, the Company may defer until the completion of the Appraisal Procedure and the determination of the adjustment:

(1)	issuing to the holder of any share of Series C Preferred Stock converted after the date of the event that requires the adjustment and before completion of the Appraisal Procedure and the determination of the adjustment, the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event and issuing to such holder only the shares of capital stock issuable upon such conversion before giving effect to such adjustment and

(2)	paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 5(d) above; provided, however, that the Company shall deliver to such holder an appropriate instrument or due bills evidencing such holder’s right to receive such additional shares and such cash.

(x) Exceptions. Section 5(e) shall not apply to (i) any issuance of Common Stock upon any grant or exercise of any warrants or options awarded to employees or directors of the Company pursuant to an employee stock option plan or stock incentive plan approved by the Board of Directors, (ii) any issuance of Common Stock upon conversion of the Preferred Stock, (iii) upon approval by the holders of a majority of the outstanding Series C Preferred Stock, (x) any issuance of Common Stock or any grant of any warrants or options to purchase Common Stock as payment for services or compensation or (y) in connection with an asset or stock acquisition (collectively, the “Excluded Stock”).

(f) Exercise of Conversion Privilege.

(i)	Except in the case of an automatic conversion pursuant to Section 5(b), in order to convert shares of Series C Preferred Stock, a holder must (A) surrender the certificate or certificates evidencing such holder’s shares of Series C Preferred Stock to be converted, duly endorsed in a form satisfactory to the Company, at the office of the Company and (B) notify the Company at such office that such holder elects to convert Series C Preferred Stock and the number of shares such holder wishes to convert. Such notice referred to in clause (B) above shall be delivered substantially in the following form:

“NOTICE TO EXERCISE CONVERSION RIGHT

The undersigned, being a holder of the Series C Convertible Preferred Stock of eUniverse, Inc. (the “Convertible Preferred Stock”), irrevocably exercises the right to convert                          outstanding shares of Series C Convertible Preferred Stock on                      ,             , into shares of Common Stock of eUniverse, Inc. In accordance with the terms of the shares of Convertible Preferred Stock, and directs that the shares issuable and deliverable upon the conversion be issued and delivered in the denominations indicated below to the registered holder hereof unless a different name has been indicated below.

Dated: [At least one Business Day prior to the date fixed for conversion]

Fill in for registration of shares of Common Stock if to be issued other than to the registered holder:

Name
Address
Please print name and address, including postal code number	(Signature)
Denominations:

(ii)	Series C Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day (the “Conversion Date”) of surrender of such shares of Series C Preferred Stock for conversion in accordance with the foregoing provisions (or, in the case of an automatic conversion pursuant to Section 5(b), the Automatic Conversion Date, and at such time the rights of the holders of such shares of Series C Preferred Stock as holder shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver at any office or agency of the Company maintained for the surrender of Series C Preferred Stock a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 5(d).

(iii)	In the case of any certificate evidencing shares of Series C Preferred Stock which is converted in part only, upon such conversion the Company shall execute and deliver a new certificate representing an aggregate number of shares of Series C Preferred Stock equal to the unconverted portion of such certificate.

(g) Notice of Adjustment of Conversion Price. Whenever the Conversion Price is adjusted as herein provided: (i) the Company shall compute the adjusted Conversion Price in accordance with Section 5(e) and shall prepare a certificate signed by the Treasurer or Chief Financial Officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose or conversion of shares of Series C Preferred Stock; and (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to all holders at their last addresses as they shall appear in the stock register.

(h) Notice of Certain Corporate Action. In case: (i) the Company shall take an action or an event shall occur, that would require a Conversion Price adjustment pursuant to Section 5(e); or (ii) the Company shall grant to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class; or (iii) of any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or (v) the Company or any subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor); then the Company shall cause to be filed at each office or agency maintained for such purpose, and shall cause to be mailed to all holders at their last addresses as they shall appear in the stock register, at least 30 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series C Preferred Stock. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (i) through (v) of this Section 5(h).

(i) Company to Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock or out of the Common Stock held in treasury, for the purpose of effecting the conversion of Series C Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series C Preferred Stock.

Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series C Preferred Stock or that would cause the number of shares of Common Stock deliverable upon conversion of the Series C Preferred Stock to exceed (when taken together with all other outstanding shares of Common Stock) the number of shares of Common Stock that the Company is authorized to issue, the Company will take any corporate action that, in the opinion of its counsel, is necessary in order that the Company may validly and legally issue the full number of fully paid and non-assessable shares of Common Stock issuable upon conversion at such adjusted conversion price.

(j) Taxes on Conversions. The Company will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series C Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share(s) of Series C Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the reasonable satisfaction of the Company that such tax has been or will be paid.

(k) Cancellation of Converted Series C Preferred Stock. All Series C Preferred Stock delivered for conversion shall be delivered to the Company to be canceled.

(l) Certain Definitions. The following terms shall have the following respective meanings herein:

“Appraisal Procedure” if applicable, means the following procedure to determine the fair market value, as to any security, for purposes of the definition of “Fair Market Value” or the fair market value, as to any other property (in either case, the “Valuation Amount”). The Valuation Amount shall be determined in good faith jointly by the Board of Directors and the holders of more than 50% of the issued and outstanding shares of Series C Preferred Stock (the “Majority Holder”); provided, however, that if such parties are not able to agree on the Valuation Amount within a reasonable period of time (not to exceed twenty (20) days), the Valuation Amount shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Board of Directors and the Majority Holder. If the Board of Directors and the Majority Holder are unable to agree upon an acceptable investment banking firm within ten (10)

days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in San Francisco, California, selected by the San Francisco branch of JAMS (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Board of Directors and the Majority Holder, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Board of Directors and no more than three may be named by the Majority Holder. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board of Directors and the Majority Holder shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall, within thirty days of its appointment, make its own determination of the Valuation Amount. The final Valuation Amount for purposes hereof shall be the average of the two Valuation Amounts closest together, as determined by the investment banking firm, from among the Valuation Amounts submitted by the Company and the Majority Holder and the Valuation Amount calculated by the investment banking firm. The determination of the final Valuation Amount by such investment-banking firm shall be final and binding upon the parties. The Company shall pay the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the Valuation Amount. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and affiliates.

“Business Day” means a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

“Corporate Transaction” means a reorganization, merger, change of control or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company.

“Excluded Corporate Transaction” means a Corporate Transaction pursuant to which the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from, or the transferee Person, in such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns 100% of the Outstanding Company Common Stock or all or substantially all of the Company‘s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be.

“Fair Market Value” means, as to any security, the Twenty Day Average of the average closing prices of such security’s sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ National Market System as of 4:00 P.M., New York City time, on such day, or, if on any day such security is not quoted in the NASDAQ National Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization (and in each such case excluding any trades that are not bona fide, arm’s length transactions). If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ National Market System or the domestic over-the-counter market, the “Fair Market Value” of such security shall be the fair market value thereof as determined in accordance with the Appraisal Procedure, using any appropriate valuation method, assuming an arms-length sale to an independent party. In determining the Fair Market Value of any class or series of Common Stock, a sale of all of the issued and outstanding Common Stock will be assumed, without giving regard to the lack of liquidity of such stock due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests and assuming the conversion or exchange of all securities then outstanding that are convertible into or exchangeable for Common Stock and the exercise of all rights and warrants then outstanding and exercisable to purchase shares of such stock or securities convertible into or exchangeable for shares of such stock; provided, however that such assumption will not include those securities, rights and warrants convertible into Common Stock where the conversion, exchange or exercise price per share is greater than the Fair Market Value; provided, further, however, that Fair Market Value shall be determined with regard to the relative priority of each class or series of Common Stock (if more than one class or series exists). “Fair Market Value” means with respect to property other than securities, the “fair market value” determined in accordance with the Appraisal Procedure.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time.

“Outstanding Company Common Stock” means the then outstanding shares of Common Stock.

“Outstanding Company Voting Securities” means the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors.

“Twenty Day Average” means, with respect to any prices and in connection with the calculation of Fair Market Value, the average of such prices over the twenty Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined.

“Voting Stock” shall mean shares of Common Stock, Preferred Stock and any other class of securities of the Company having the power to elect directors to the Board of Directors and any other general voting power (and shall include any shares of Voting Stock issuable upon exercise, exchange or conversion of securities exercisable or exchangeable for or convertible into shares of Voting Stock). Each share of Common Stock shall count as one share of Voting Stock, each share of Preferred Stock shall count as a number of shares of Voting Stock equal to the number of shares of Common Stock into which such share of Preferred Stock is then convertible and each share of any other class of securities of the Company constituting Voting Stock shall count as a number of shares of Voting Stock equal to the number of shares of Common Stock into which such share of Voting Stock is then convertible, exchangeable or exercisable, as the case may be.

“Voting Stock Equivalents” means any right, warrant, option or security of the Company which is exercisable or exchangeable for or convertible into, or represents the right to otherwise acquire, directly or indirectly, Voting Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event. Each Voting Stock Equivalent shall count as a number of shares of Voting Stock equal to the number of shares of Common Stock into which such Voting Stock Equivalent is then convertible, exchangeable or exercisable.

Section 6. Dividend Received Deduction.

For federal income tax purposes, the Company shall report distributions on the Series C Preferred Stock as dividends, to the extent of the Company‘s current and accumulated earnings and profits (as determined for federal income tax purposes).

Section 7. Preemptive Rights.

In case the Company proposes at any time to issue or sell any Voting Stock, options, rights or warrants to purchase Voting Stock or Voting Stock Equivalents or any other securities (whether debt or equity) of the Company, other than Excluded Stock (collectively, the “Company Offered Securities”), the Company shall, no later than twenty-five (25) days prior to the consummation of such transaction (a “Preemptive Rights Transaction”), give notice in writing (the “Preemptive Rights Offer Notice”) to each holder of Series C Preferred Stock of such Preemptive Rights Transaction. The Preemptive Rights Offer Notice shall describe the proposed Preemptive Rights Transaction, identify the proposed purchaser, and contain an offer (the “Preemptive Rights Offer”) to sell to each holder of Series C Preferred Stock, at the same price and for the same consideration to be paid by the proposed purchaser (provided, that, in the event any of such consideration is non-cash consideration, at the election of such holder of Series C Preferred Stock to whom the Preemptive Rights Offer is made, such holder of Series C Preferred Stock may pay cash equal to the value of such non-cash consideration), all or any part of such holder of Series C Preferred Stock’s pro rata portion of the Company Offered Securities (which shall be a fraction of the Company Offered Securities determined by dividing the number of shares of outstanding Voting Stock owned by such holder of Series C Preferred Stock by the sum of (i) the number of shares of outstanding Voting Stock owned by such holder of Series C Preferred Stock and (ii) the number of outstanding shares of Voting Stock not held by such holder of Series C Preferred Stock). If any holder of Series C Preferred Stock to whom a Preemptive Rights Offer is made fails to accept (a “Non-Responding Holder”) in writing the Preemptive Rights Offer by the tenth (10th) day after the Company‘s delivery of the Preemptive Rights Offer Notice, such Non-Responding Holders shall have no further rights with respect to the proposed Preemptive Rights Transaction.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company by its duly authorized officer this 31st day of October, 2003.

eUNIVERSE, INC.

By:	/S/ CHRISTOPHER S. LIPP
Christopher S. Lipp Secretary, Senior Vice President and General Counsel

Appendix C

EUNIVERSE, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of eUniverse, Inc. (the “Corporation”), to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements, (3) the independent auditor’s qualifications and functions, and (4) the performance of the Corporation’s independent auditors.

The Committee’s role is primarily oversight on behalf of the Board of Directors to ensure that proper independent audits of the Corporation’s financial statements are conducted and that the Corporation has effective financial and other controls in place so that management and the Board of Directors are fully informed of the Corporation’s financial condition and its compliance with laws and regulations.

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Corporation’s proxy statement.

Membership

The Committee shall consist of no fewer than three members. The Board shall appoint the members of the Committee. The members of the Committee shall be members of the Board and shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc., the Securities Exchange Act and the rules and regulations of the Commission. Additionally, each Committee member shall be able to read and understand fundamental financial statements, including a Company’s balance sheet and income and cash flow statements. The Corporation shall endeavor to ensure that at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Meetings

The Committee shall meet four times per year or more frequently as circumstances require and regularly report Committee actions to the Board with such recommendations as the Committee may deem appropriate. All Committee members are expected to attend each meeting, in person or via teleconference or videoconference. The Committee shall meet at least annually with management, including the Corporation’s Chief Accounting Officer, and the independent auditor in separate executive sessions. The Committee may ask members of management or others to attend the Committee meetings and provide pertinent information as necessary.

Meetings of the Committee shall be called by the Secretary or any Assistant Secretary of the Corporation at the direction and upon the request of the Chairman of the Committee, the Principal Executive Officer of the Corporation or any two members of the Committee, and notice of such meetings in each instance shall be given to each member of the Committee in the manner prescribed in the Corporation’s by-laws for meetings of the Board of Directors and its Committees.

Committee Authority and Responsibilities

The Committee shall monitor and establish policies with respect to the financial affairs of the Corporation, including the following specific responsibilities:

Financial Statements; Financial Reporting Principles; Internal Audit Controls

1.	Advise management, the internal auditing department and the independent auditors that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices.

2.	Meet separately and on a periodic basis with management and the independent auditors.

3.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K.

4.	Review and discuss with management and the independent auditor the Corporation’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

5.	Discuss with management the Corporation’s earnings press releases, including use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

6.	Discuss with management the major risk exposures and any steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

7.	Review and discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including any significant changes in the Corporation’s selection or application of accounting principles and the qualitative judgments regarding both the appropriateness and acceptability of auditing and accounting policies and principles and financial disclosure practices used or proposed to be adopted by the Corporation.

8.	Review and discuss quarterly reports from the independent auditors on:

A.	All critical accounting principles and practices to be used;

B.	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatment preferred by the independent auditor; and

C.	Other material written communications between the independent auditor and management, such as any management letter or schedule of adjusted differences.

9.	Review and consider any reports or communications submitted to the Committee by the independent auditors required by or referred to in Statement on Auditing Standards No. 61 and discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

10.	Discuss with management and the independent auditor the following:

A.	the scope of the annual audit;

B.	any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management or the independent auditors, relating to the Corporation’s financial statements;

C.

any audit problems or difficulties the independent auditors encountered in the course of the audit, including any restriction on their activities in the course of the audit, including any significant disagreements with management, and management’s responses thereto, including any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise), any communications between the audit team, or any accounting issues presented by the engagement and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company; and

D.	the effect of regular and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

11.	Review disclosures made to the Committee by the Corporation’s Principal Executive Officer or Principal Accounting Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

12.	Resolve any disagreements between management and the independent auditor regarding financial reporting.

Oversight of the Corporation’s Relationship with the Independent Auditors

13.	Appoint or replace the independent auditors for the Corporation, subject to stockholder ratification. The Committee shall be directly responsible for the compensation and oversight of the independent auditor, including resolution of any disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee. The Committee shall have the sole authority to appoint or replace the independent auditors for the Corporation. Accordingly, the Committee shall evaluate the performance of the independent auditor and discharge such auditors when deemed necessary or desirable.

14.	Pre-approve all auditing services and non-auditing services, including fees and terms thereof, to be performed for the Corporation by the independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee shall have the sole authority to pre-approve all auditing services and non-audit services.

15.	At least annually obtain and review a formal written statement prepared by the independent auditor to the Corporation regarding (i) the independent auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) all steps taken to deal with any such issues, and (iv) all relationships between the independent auditors and the Corporation.

16.	Review and evaluate the qualifications, performance and independence of the independent auditor, including an evaluation of the lead partner of the independent auditor and an evaluation of whether the independent auditor’s quality controls are adequate and whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. The Committee shall consider the opinions of management in its evaluation.

17.	Ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. The Committee shall consider whether, in order to assure continuing auditor independence, there should be a regular rotation of the audit firm itself.

18.	Confirm the independence of the independent auditors, including reviewing each major non-audit service provided by the independent auditors to the Corporation, and the fees therefore. Receive periodic reports from the independent auditor regarding the auditor’s independence consistent with Independence Standards Board Standard 1. Discuss such reports with the auditor, and if deemed necessary by the Committee, take or recommend that the full Board take appropriate action to ensure the independence of the auditor.

19.	Discuss the audit plan with the independent auditor, including planning and staffing of the audit.

20.	Discuss with the national office of the independent auditor any significant issues related to the audit.

Compliance Oversight Responsibilities

21.	Consider and review with the independent auditors the adequacy of the Corporation’s system of internal controls, and any related significant audit findings and recommendations, together with management’s responses thereto.

22.	Retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

23.	At least annually, review with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements, the Corporation’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

24.	Advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and the Company’s code of ethics and compliance. The Committee shall establish a process for reviewing (a) all transactions of the Company with “related parties” as that term is used in Regulation SK of the Securities Act of 1934, as amended, and (b) potential conflicts of interest of officers and/or directors of the Company.

25.	Obtain reports from management and the independent auditor that the Corporation’s subsidiaries are in conformity with applicable legal requirements and the Corporation’s Code of Conduct. Review with management and the independent auditors the results of the Corporation’s monitoring of compliance with the Corporation’s Code of Conduct.

26.	Obtain from the independent auditor assurance of compliance with Section 10A of the Securities Exchange Act of 1934.

27.	Provide the independent auditors with access to the Board of Directors.

28.	Conduct such investigations into matters within the general scope of its responsibilities as it may deem appropriate from time to time or as may be referred to it by the Board of Directors.

29.	Establish clear hiring policies for employees and former employees of the independent auditor.

30.	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

31.	Establish and review guidelines for monitoring compliance with regulations of the Commission regarding material misstatements and intentional immaterial misstatements.

32.	Adopt such rules and procedures for the conduct of its affairs as it deems necessary if not inconsistent with this Charter.

Report and Recommendations

33.	Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

34.	Maintain minutes or other records of meetings and activities of the Committee.

35.	Prepare and report to the Board of Directors (i) following meetings of the Committee; (ii) with respect to other matters as are relevant to the Committee’s discharge of its responsibilities; and (iii) with respect to such recommendations as the Committee may deem appropriate.

36.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

Limitations

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

Resources and Authority

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special or independent counsel, accountants or other experts, as it deems appropriate. The Committee may be vested with other specific powers and authority by resolution of the Board of Directors. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

Annual Performance Evaluation

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee, including reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and assess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and review in such manner as it deems appropriate.

Disclosure of Charter

This Charter shall be made available on the Corporation’s website at www.euniverse.com.

(adopted November 26, 2003)

APPENDIX D

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAS BEEN TAKEN FOR INVESTMENT PURPOSES ONLY. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAW WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO BORROWER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

AMENDED AND RESTATED CONVERTIBLE SECURED PROMISSORY NOTE

$2,500,000	Los Angeles, California

This Amended and Restated Convertible Secured Promissory Note (the “Note”) is hereby issued by eUniverse, Inc., a Delaware corporation (“Borrower”), to VP Alpha Holdings IV, L.L.C. (“Lender”). This Note amends and restates in its entirety that certain Secured Promissory Note dated July 15, 2003 previously delivered by Borrower to Lender.

FOR VALUE RECEIVED, Borrower hereby unconditionally promises to pay to the order of Lender, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Principal Amount”). Simple interest shall accrue from the date hereof on the unpaid principal amount of this Note at a rate equal to eight percent (8%) per annum. Interest shall be calculated from and including the date of this Note to but not including the date such Principal Amount has been repaid in full. Interest shall be calculated on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed and shall be paid as provided in Section 1 of this Note.

1. Repayment.

(a) This Note will mature and the Principal Amount shall become due upon the first to occur of the following (the “Maturity Date”): (i) the maturity date of that certain Second Amended and Restated Convertible Secured Promissory Note, dated as of March 28, 2003 of Borrower in favor of 550 Digital Media Ventures, Inc. (“550 DMV”), a wholly owned subsidiary of Sony Corporation of America, (ii) one year from the date hereof or (iii) if the stockholders of the Borrower fail to provide the approvals necessary to effect the conversion provisions of this Note at a stockholders’ meeting or in connection with a written consent solicitation (either such event, a “Stockholder Vote”) prior to January 31, 2004, ten (10) calendar days following the date of such failure or, if no such Stockholder Vote is held prior to such date, January 31, 2004. Interest only shall be payable prior to the Maturity Date and shall be paid quarterly, with the first payment due on September 30, 2003. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest hereon may become due and payable upon the occurrence of an Event of Default as more fully described in the Note Purchase Agreement.

(b) All payments shall be made in lawful money of the United States of America at such place as Lender may from time to time designate in writing to Borrower. All payments shall be credited first to the expenses of collection (if any, and only if an Event of Default has occurred and is continuing), then to accrued interest then due and payable and the remainder applied to principal. Borrower may prepay the Principal Amount, in whole or in part, without premium or penalty, upon not less than ten (10) days prior written notice to Lender. Lender may, following receipt of such notice, elect to convert this Note in accordance with Section 18 hereof prior to the date specified for prepayment in such notice.

2. Security Agreement. This Note is entitled to the benefit of that certain Security Agreement, dated of even date herewith, between Lender and Borrower (the “Security Agreement”), pursuant to which Lender is granted a first priority security interest in the Collateral (as such term is defined in the Security Agreement), pari passu with the security interest of 550 DMV securing the 550 DMV Loan. This Note shall be subject to the terms and conditions set forth in such Security Agreement.

3. Note Purchase Agreement. This Note was initially issued pursuant to a separate Secured Note Purchase Agreement, dated July 15, 2003, between Lender and Borrower (the “Note Purchase Agreement”) and is entitled to the benefits thereof. This Note shall be subject to the terms and conditions set forth in such Note Purchase Agreement, together with the terms of this Note.

4. Intercreditor Agreement. This Note is subject to the terms and provisions of an Intercreditor Agreement, dated of even date herewith, between Lender, Borrower and 550 DMV (the “Intercreditor Agreement”).

5. Default. Subject to the terms of the Note Purchase Agreement, the Security Agreement and the Intercreditor Agreement, upon the occurrence of an Event of Default (as defined in the Note Purchase Agreement) the unpaid Principal Amount, all unpaid accrued interest thereon and all other amounts owing hereunder may, at the option of Lender, become immediately due and payable to Lender with the effects provided in each of the Note Purchase Agreement, the Intercreditor Agreement and the Security Agreement.

6. Waiver. Except as otherwise provided herein, Borrower waives presentment and written demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses. BORROWER WAIVES ITS RIGHTS TO A JURY TRIAL IN CONNECTION WITH ANY CLAIMS ARISING UNDER THIS NOTE TO THE FULLEST EXTENT PERMITTED BY LAW. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the fullest extent permitted by law.

7. Successors and Assigns; Assignment. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof. Lender may assign this Note to any of its affiliates. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Borrower. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

8. Shareholders, Officers and Directors Not Liable. In the absence of fraud, no shareholder, officer or director of Borrower shall be liable for any amounts due or payable pursuant to this Note.

9. Further Assurances. Borrower shall, at any time and from time to time, upon the written request of Lender, execute and deliver to Lender such further documents and instruments (including, without limitation, financing statements in connection with Lender’s security interest granted hereby) and do such other acts and things as Lender may reasonably request in order to effectuate fully the purpose and intent of this Note.

10. Subordination. Lender hereby agrees that the first priority security interest granted to it pursuant to the terms of the Security Agreement shall be subordinate to a revolving, working capital line of credit obtained by the Company from a bona fide commercial lender for the primary purpose of covering day-to-day operational expenses incurred by the Company in the ordinary course of business, in an amount that does not exceed One Million Five Hundred Thousand Dollars ($1,500,000). Lender agrees to execute such agreements and other documents as may be reasonably necessary to effectuate the subordination provided above.

11. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

12. Notices. Any notice required or permitted to be given hereunder shall be given in the manner set forth in the Note Purchase Agreement.

13. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and Lender. Any amendment or waiver effected in accordance with this Section 13 shall be binding upon Borrower, Lender and each transferee of any Note.

14. Expenses; Attorney’s Fees; Collection Costs. If there has been an Event of Default (as defined in the Note Purchase Agreement), Lender shall be entitled to receive and Borrower agrees to pay all costs of enforcement and collection incurred by Lender in connection with such Event of Default, including, without limitation, attorney’s fees relating thereto.

15. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

16. Maximum Interest. In no event shall the amount of interest (and any other sums or amounts that are deemed to constitute interest under applicable legal requirements) due or payable in connection with the Note exceed the maximum rate of interest designated by applicable legal requirements (the “Maximum Amount”), and in the event such excess payment is inadvertently paid by Borrower or inadvertently received by Lender, then such excess sum shall be credited as a payment of principal on the Note, and if in excess of the outstanding principal amount of the Note, shall be immediately returned to Borrower upon such determination. It is the express intent hereof that Borrower not pay and Lender not receive, directly or indirectly, interest in excess of the Maximum Amount.

17. Construction and Interpretation. The headings or titles of the sections of this Note are intended for ease of reference only and shall have no effect whatsoever on the construction or interpretation of any provision of this Note. All provisions of this Note have been negotiated at arms length, each party having legal counsel, and this Note shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof. The language in this Note shall be construed as to its fair meaning and not strictly for or against any party.

18. Conversion. Lender may at its option elect to convert all or a portion of the outstanding Principal Amount and unpaid accrued interest thereon as of such date into shares of the Borrower’s Series C-1 Preferred Stock, par value $.10 per share (the “Series C-1 Preferred Stock”), in accordance with this Section 18 at any time after the date that any requisite stockholder approval for the issuance of Series C-1 Preferred Stock is obtained, subject to Section 1(a)(iii) of this Note. The Lender shall notify Borrower in writing of the date on which such conversion is to be effectuated (such date, the “Conversion Date”). The number of shares of Series C-1 Preferred Stock (calculated to the nearest whole share) to which Lender shall be entitled upon such conversion shall be determined by dividing the outstanding Principal Amount and unpaid accrued interest thereon to be converted by the Conversion Price of the Series C-1 Preferred Stock, determined in accordance with the Certificate of Designation of Series C-1 Convertible Preferred Stock. On the Conversion Date, Lender shall surrender this Note to Borrower or its transfer agent, and Lender shall receive from Borrower share certificates evidencing the Series C-1 Preferred Stock in the name or names in which Lender wishes such certificate or certificates for the Series C-1 Preferred Stock to be issued and, if the entire Principal Amount is not converted, a replacement note in the amount of the unconverted Principal Amount. If Lender is unable to deliver this Note, Lender shall notify Borrower or its transfer agent that such Note has been lost, stolen or destroyed and shall deliver to Borrower an acknowledgement that all or part of the obligations evidenced by this Note shall have been upon the Conversion Date deemed satisfied. If the entire principal balance is not converted, Lender shall receive a replacement note in the amount of the unconverted principal amount. If requested by Borrower, Lender shall execute an agreement reasonably satisfactory to Borrower to indemnify Borrower from any loss incurred by it in connection with inability of Lender to deliver such Note.

THIS NOTE HAS BEEN EXECUTED AND DELIVERED IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA, UNITED STATES OF AMERICA. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

BORROWER	Date: October 31, 2003

EUNIVERSE, INC.

By: /s/ Brett C. Brewer

Name: Title:	Brett C. Brewer President

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURED CONVERTIBLE PROMISSORY NOTE]

eUniverse, Inc.

6060 Center Drive

Suite 300

Los Angeles, CA 90045

eUNIVERSE, INC.

PROXY

ANNUAL STOCKHOLDERS MEETING

JANUARY 29, 2004

The undersigned stockholder of eUniverse, Inc. (“eUniverse”) does hereby constitute and appoint Brett Brewer, President and Principal Executive Officer, and Christopher Lipp, Secretary, Senior Vice President and General Counsel, as his or her proxy, with full power of substitution, to attend the Annual Meeting of the Stockholders of eUniverse to be held at 10:00 a.m. on Thursday, January 29, 2004, at 6060 Center Drive, Suite 300, Los Angeles, California 90045, or any continuation or adjournment thereof, with full power to vote and act for the undersigned, in his or her name, and to vote all stock of eUniverse held by him or her, to the same extent and with the same effect as the undersigned, in the manner specified below. The undersigned hereby revokes any other proxy previously given by him or her.

1.	ELECTION OF DIRECTORS:

☐    FOR all nominees listed below (except as specified below).                ☐    WITHHOLD vote for all nominees listed below.

            Brett Brewer, Daniel Mosher, Lawrence Moreau and Bradley Ward.

To withhold a vote for any individual nominee, write that nominee’s name here:

2.	APPROVE THE ISSUANCE OF A WARRANT TO VANTAGEPOINT IF WE DRAW DOWN ON A $4 MILLION LOAN COMMITMENT AND THE MODIFICATION OF THE TERMS OF A NOTE DUE TO VANTAGEPOINT, INCLUDING THE PREFERRED STOCK ISSUABLE ON EXERCISE OR CONVERSION:

    ☐    FOR            ☐    AGAINST            ☐    ABSTAIN

3.	APPROVE AMENDMENTS TO THE SERIES A AND SERIES B CERTIFICATES OF DESIGNATION:

    ☐    FOR            ☐    AGAINST            ☐    ABSTAIN

4.	RATIFICATION THE APPOINTMENT OF MOSS ADAMS LLP AS INDEPENDENT AUDITORS:

    ☐    FOR            ☐    AGAINST            ☐    ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Date:	, 200

Please date and sign above exactly as name appears at the left, indicating, where appropriate, official capacity. If stock is held in joint tenancy, each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardianship, please give full title as such. If a corporation or partnership, please sign the corporation or partnership name and the name of the authorized officer or person.